UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERSEAS SHIPHOLDING GROUP, INC.
666 THIRD AVENUE, NEW YORK, N.Y. 10017
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 7, 2011

TO THE STOCKHOLDERS OF OVERSEAS SHIPHOLDING GROUP, INC.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Overseas Shipholding Group, Inc. (the "Corporation"), which will be held at the corporate headquarters of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Tuesday, June 7, 2011, at 2:00 P.M.

        The meeting will be held for the following purposes:

  (1)
  To elect thirteen directors, each for a term of one year;

  (2)
  To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the year 2011;

  (3)
  To hold an advisory vote on the compensation of the Named Executive Officers for 2010 as described in the Compensation Discussion and Analysis section and in the accompanying compensation tables and narrative in this proxy statement;

  (4)
  To hold an advisory vote on whether the preferred frequency of future stockholder advisory votes on the Named Executive Officer compensation disclosed in the Corporation's proxy statement should be every one, two or three years; and

  (5)
  To transact such other business as may properly be brought before the meeting.

        Stockholders of record at the close of business on April 12, 2011 will be entitled to vote at the meeting. The stockholders list will be open to the examination of stockholders for any purpose germane to the meeting, during ordinary business hours, for ten days before the meeting at the Corporation's offices, 666 Third Avenue, Fifth Floor, New York, N.Y.

        We are taking advantage of the Securities and Exchange Commission rules which allow issuers to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

        If you received a printed copy of the materials, we have enclosed a copy of the Corporation's 2010 Annual Report on Form 10-K with this notice and proxy statement.

        Your vote is important. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card as soon as possible, whether or not you plan to attend the meeting.

By order of the Board of Directors,
JAMES I. EDELSON Senior Vice President, General Counsel and Secretary

New York, N.Y.
April 28, 2011

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2011

        The Notice of Annual Meeting of Stockholders of the Corporation to be held on June 7, 2011, the Corporation's Proxy Statement for the 2011 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at http:/www.osg.com/proxy.

i

OVERSEAS SHIPHOLDING GROUP, INC.
666 Third Avenue, New York, N.Y. 10017

PROXY STATEMENT

        The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Overseas Shipholding Group, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on June 7, 2011. Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting.

        Only stockholders of record at the close of business on April 12, 2011 (the "record date") will be entitled to vote at the Annual Meeting. The Corporation has one class of voting securities, its Common Stock, of which 30,467,388 shares were outstanding on the record date and entitled to one vote each. This proxy statement and the accompanying proxy will first be sent to stockholders on or about April 28, 2011.

ELECTION OF DIRECTORS

        The thirteen nominees for election at the forthcoming meeting, all of whom are presently directors of the Corporation, are listed below. The nominees listed below were selected by the Board upon the recommendation of the Corporate Governance and Nominating Committee. Unless otherwise directed, the proxy will be voted for the election of these nominees, to serve for the ensuing year and until their successors are elected and qualify.

        The table below sets forth information as to each nominee, and includes the amount and percentage of the Corporation's Common Stock of which each nominee, and all directors, nominees and executive officers as a group, were the "beneficial owners" (as defined in regulations of the Securities and Exchange Commission (the "SEC")) on the record date, all as reported to the Corporation. In accordance with SEC regulations, the table includes, in the case of certain of the directors, shares owned by entities in which the nominee, by reason of his position or interest, shares the power to vote or to dispose of securities.

Name and Age	Served as Director Since	Shares of Common Stock Beneficially Owned(a)		Percentage of Common Stock Beneficially Owned	Number of Restricted Stock Units Held(b)
Nominees:
Morten Arntzen, 56	2004	544,809	(c)	1.8%	—
Oudi Recanati, 61	1996	3,142,861	(d)(m)	10.3%	10,697
G. Allen Andreas III, 41	2004	9,500	(e)	—	10,697
Alan R. Batkin, 66	1999	5,000	(f)(g)	—	10,697
Thomas B. Coleman, 68	2003	9,500	(h)	—	10,697
Charles A. Fribourg, 54	2000	418,480	(i)	1.4%	10,697
Stanley Komaroff, 76	1993	1,924	(j)	—	10,697
Solomon N. Merkin, 54	1989	20,200	(f)	0.1%	10,697
Joel I. Picket, 72	1989	4,000	(k)	—	10,697
Ariel Recanati, 47	1999	3,132,361	(l)(m)	10.3%	10,697
Thomas F. Robards, 64	2005	7,500	(n)	—	9,498
Jean-Paul Vettier, 66	2006	7,500	(n)	—	8,316
Michael J. Zimmerman, 60	2000	9,000	(f)	—	10,697
All directors, nominees and executive officers as a group (21 persons)		4,622,601	(o)	14.8%	124,784

(a)
Includes the shares of Common Stock issuable within 60 days of April 12, 2011 upon the exercise of all options owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(b)
Reflects restricted stock units held by the indicated non-employee director on April 12, 2011. The units have no voting rights, may not be transferred and convert into an equal number of shares of common stock when the director ceases to be a member of the Board except for Cause. For a description of the terms of the units, see Director Compensation on page 48 of this proxy statement.

(c)
Includes 149,048 shares granted to Mr. Arntzen by the Corporation pursuant to restricted stock agreements which are subject to vesting restrictions on April 12, 2011. Also includes 395,761 shares of Common Stock issuable upon exercise of stock options.

(d)
Includes 3,078,215 shares as to which Mr. Oudi Recanati may be deemed to share the power to vote and dispose of under a stockholders agreement, dated as of April 16, 2003 among members of the Recanati family, as amended (the "Stockholders Agreement"); and 52,146 shares as to which he may be deemed to share the power to vote and dispose of by virtue of his positions as an officer and director of the Recanati Foundation. Also includes 4,000 shares of Common Stock issuable upon the exercise of stock options.

(e)
Includes 7,500 shares of Common Stock issuable upon exercise of stock options.

(f)
Includes 4,000 shares of Common Stock issuable upon exercise of stock options.

(g)
Mr. Batkin shares with his wife voting and investment control over 1,000 shares of Common Stock.

(h)
Includes 8,500 shares of Common Stock issuable upon exercise of stock options.

(i)
Includes 386,531 shares of Common Stock owned through an entity of which Mr. Fribourg is a director and has an ownership interest, 1,600 shares owned by Mr. Fribourg's wife and 4,000 shares of Common Stock issuable upon exercise of stock options. Mr. Fribourg disclaims beneficial ownership of the shares owned through the entity except to the extent of his pecuniary interest in these shares and disclaims beneficial ownership of the shares owned by his wife.

(j)
Includes 1,000 shares of Common Stock issuable upon exercise of stock options.

(k)
Includes 3,000 shares of Common Stock issuable upon exercise of stock options.

(l)
Includes 3,078,215 shares of Common Stock as to which Mr. Ariel Recanati may be deemed to share the power to vote pursuant to the Stockholders Agreement (he may be deemed to share the power to dispose of only 2,558,340 of these shares); and 52,146 shares as to which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation. Also includes 2,000 shares of Common Stock issuable upon exercise of stock options.

(m)
Mr. Oudi Recanati is the first cousin of Mr. Ariel Recanati.

(n)
Consists of 7,500 shares of Common Stock issuable upon exercise of stock options.

(o)
Includes 770,441 shares of Common Stock issuable upon exercise of stock options. See Notes (c) through (f), (h) through (l) and (n) above.

Nominees

        Morten Arntzen    Mr. Arntzen is President and Chief Executive Officer of the Corporation. Prior to joining the Corporation in such capacity in 2004, Mr. Arntzen was Chief Executive Officer of American Marine Advisors, Inc. ("AMA"), a United States-based merchant banking firm specializing in maritime industry merger and acquisition advisory work and corporate restructuring for a global client base. Prior to his work at AMA, Mr. Arntzen ran the Global Transportation Group for Chase Manhattan Bank ("Chase"). Chase pioneered the introduction of shipping companies to the high yield market and under Mr. Arntzen's leadership, was the largest arranger of shipping loans in the world. Mr. Arntzen held the same position at Chemical Bank before it merged with Chase. He also created and ran the Global Shipping Group for Manufacturers Hanover Trust Company.

        Mr. Arntzen is a board member of Royal Caribbean Cruises Ltd. and serves on its Audit Committee and Environment, Safety and Security Committee. For more than five years prior to 2009, Mr. Arntzen was a director of Chiquita Brands International. He is also a board member of the Seaman's Church Institute in New York and New Jersey, is a member of the Board of Trustees of Maine Maritime Academy, in Castine, Maine and is a trustee of New Canaan Country School. Mr. Arntzen is past Chairman of the Board of OSG America, L.P.

        Mr. Arntzen holds a bachelor of arts degree from Ohio Wesleyan University and a master of international affairs degree from Columbia University.

        Oudi Recanati    Mr. Recanati is a Director of several privately owned companies engaged in finance and investment. Mr. Recanati was Co-Chairman from 1999 until 2002 and Co-Chief Executive Officer from 1996 until 2002 of IDB Holding Corporation Ltd., a diversified investment and financial holding corporation. For more than five years prior to 1998, he was Chairman of Y.L.R. Capital Markets Ltd., an investment banking company.

        Mr. Recanati served as a Director of Union Bancaire Privée in Switzerland from 2003 until 2007. Previously, he was Chairman of the Board of Directors of Discount Bank and Trust Company in Switzerland. Active in both public and philanthropic activities, Mr. Recanati is the Chairman of the Board of various schools, research institutions and community service organizations.

        Mr. Recanati has extensive experience guiding complex organizations and has strong operational and management expertise. He holds a bachelor of arts degree from Hebrew University and a master of business administration degree from Tel Aviv University. He is Chairman of the Corporate Governance and Nominating Committee and is a member of the Compensation Committee.

        G. Allen Andreas III    Mr. Andreas is President of Galaco Capital, a private investment firm. During 2009, Mr. Andreas was a principal in Goodhill Partners L.P. and from 2004 until 2009, Mr. Andreas was a principal at Delaware Street Capital, both investment management companies. At these companies, Mr. Andreas was responsible for investing, business management and development across public and private equity and credit markets. For more than five years prior to 2004, Mr. Andreas was employed as an investment professional at Allen & Company, a merchant banking company specializing in advisory work, private investing and asset management. Previously, Mr. Andreas practiced law at Winston & Strawn, focusing on mergers and acquisitions, securities transactions and private equity.

        Mr. Andreas brings investment, legal and accounting expertise to the Board. He holds a bachelor of arts degree from Vanderbilt University and a Juris Doctor from Northwestern University School of Law. Mr. Andreas is a member of the Audit Committee.

        Alan R. Batkin    Mr. Batkin is Vice Chairman of Eton Park Capital Management, L.P., a multi-strategy investment firm, and has held such position since 2007. From 1990 through 2006, he was Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multinational companies. From 1972 until 1990, Mr. Batkin was an investment banker at Lehman Brothers, Inc., serving 14 years as a Managing Director.

        In addition to the Corporation, Mr. Batkin is a director of two New York Stock Exchange-listed companies: Cantel Medical Corp. and Omnicom Group, Inc. and one NASDAQ quoted company, Hasbro, Inc. During the past five years, Mr. Batkin has been a director of Diamond Offshore Drilling, Inc. and the boards of the various mutual funds within the Merrill Lynch IQ Investment Advisors fund complex. He is also Chairman Emeritus of the International Rescue Committee and a Trustee and member of the Executive Committee of The Brookings Institution.

        Mr. Batkin is a member of The Trilateral Commission; the Council on Foreign Relations; and the Inter-American Dialogue. He is a member of the Boards of Trustees of Continuum Health Partners, Inc., one of the largest nonprofit hospital systems in New York City, and its constituent hospitals. Mr. Batkin is also a trustee of the New York City Police Foundation, a member of the Board of Overseers of the Mailman School of Public Health at Columbia University and a board member of Millennium Promise, an international nonprofit organization committed to reducing poverty.

        Mr. Batkin holds a bachelor of science degree from the University of Rochester and a master of business administration degree from New York University. He is a member of the Corporate Governance and Nominating Committee.

        Thomas B. Coleman    Mr. Coleman has been employed by International Tank Terminals, L.L.C. since 1965 and has served as its President since 1972. He has also served as Chief Executive Officer of its affiliates International-Matex Tank Terminals and IMTT—Bayonne since their formation in 1975 and 1983, respectively. These companies own and operate deepwater bulk liquid terminals and provide worldwide liquid logistic services.

        Mr. Coleman has served on the Boards of Directors of Hibernia National Bank, Freeport-McMoRan, Jefferson Guaranty Bank, and Superior Offshore International, Inc. He is a past Chairman of the Independent Liquid Terminals Association, the New Orleans Chamber of Commerce, The Louisiana Nature Conservancy, and Junior Achievement. He is active in the Chief Executives Organization, World Presidents' Organization, Business School Council of Tulane University, the Whitney Museum of American Art National Committee and other community organizations.

        Mr. Coleman brings broad operational and management experience to the Board. Mr. Coleman holds degrees in business and industrial engineering from Stanford University. He is a member of the Compensation Committee.

        Charles A. Fribourg    Mr. Fribourg joined Continental Grain Company in August 1980. Continental Grain is a diversified international agribusiness company headquartered in New York City. For more than the past five years, Mr. Fribourg has served as Directeur Général of Finagrain Compagnie Commerciale Agricole et Financière S.A. in Geneva, Switzerland (also known as Arlon Group (Europe) S.A.), an agribusiness investment holding company and subsidiary of Continental Grain.

        Mr. Fribourg has held numerous positions at Continental Grain during the last 30 years, including Senior Vice President and General Manager of the Latin American Division; General Manager EEC, Europe; Product Manager, International Meals/Derivatives, Geneva; Merchandising Manager, International Proteins/Derivatives; Commercial Manager/France; and Merchandising Manager. He has been a member of the Board of Directors of Continental Grain since 2001.

        Mr. Fribourg has deep operational, investment and management experience. He holds a bachelor of science degree in political science from Connecticut College and a master of international management degree from the American Graduate School of International Management. He is Chairman of the Compensation Committee.

        Stanley Komaroff    Mr. Komaroff is a Senior Advisor to Henry Schein, Inc., and a member of its Executive Management Committee. This Fortune 500 company is the largest distributor of healthcare products and services to office based practitioners in the combined North American and European markets. Mr. Komaroff joined Henry Schein, Inc. in December 2003 following his retirement as a Senior Partner of Proskauer Rose LLP, one of the nation's largest law firms. Mr. Komaroff spent his entire legal career at Proskauer Rose and served as its Chairman from 1991 until 1999. Mr. Komaroff's practice was concentrated in the areas of mergers and acquisitions and international transactions.

        While at Proskauer Rose, Mr. Komaroff counseled the Corporation, as well as a number of other public and private companies in the United States and abroad and developed an in depth knowledge of all aspects of the Corporation. He advised senior management of corporate clients and their boards of directors in a wide range of business, strategic and legal matters.

        Mr. Komaroff has been active in civic and philanthropic matters, concentrating on the healthcare field. He is a member of the Boards of Trustees of Continuum Health Partners, Inc., one of the largest nonprofit hospital systems in New York City, and its constituent hospitals. Previously, he served as a member of the New York State Hospital Review and Planning Committee and the New York City Economic Development Corporation. Mr. Komaroff is also a Director of The Edmond de Rothschild Foundation.

        Mr. Komaroff is a graduate of Cornell University and Cornell Law School where he was Editor-in-Chief of the Cornell Law Review. He is a member of the Corporate Governance and Nominating Committee.

        Solomon N. Merkin    Mr. Merkin is President of Leib Merkin, Inc., a private investment company focused on investing in private and public companies. He has served in such position since 2003 and has held numerous positions with Leib Merkin, Inc. for more than the past 25 years. Previously, Mr. Merkin was a credit analyst at IDB Holding Corporation Ltd., a diversified investment and financial holding corporation.

        Mr. Merkin has extensive investment experience and in depth knowledge of the Corporation having served as a director of the Corporation for more than 20 years. Mr. Merkin holds a bachelor of arts degree from Columbia University and a master of business administration degree from Pace University. He is a member of the Corporate Governance and Nominating Committee.

        Joel I. Picket    Mr. Picket is Chairman of the Board and Chief Executive Officer of Gotham Organization, Inc. Mr. Picket took charge of Gotham in 1965 and has led the evolution of the now 80-year old company from what was strictly a general contracting business to a multidimensional, full-service real estate firm active in general contracting, construction management and development management, both of its own and third-party properties. Mr. Picket is responsible for the diversity of Gotham's portfolio, which includes construction and development of residential, commercial, medical, educational and hotel properties in the New York metropolitan area. Gotham is one of the largest privately held construction contractors in the United States and has constructed more than 30,000 residential units and has an overall construction portfolio in excess of 20 million buildable square feet.

        Mr. Picket is Vice Chairman of the Board of Trustees of Continuum Health Partners, Inc., one of the largest nonprofit hospitals systems in New York City, and its constituent hospitals. Mr. Picket is a Member of Cornell University Council; a Member of the Board of Overseers of Albert Einstein College of Medicine; an Advisory Board Member at Herbert F. Johnson Museum of Cornell University; a Board Member of the Richard Tucker Music Foundation; a Trustee, from 1998 until the present, and a Fellow Trustee, from 2009 to present, of Fordham University; a Member of the Board of Governors and Executive Committee of the Real Estate Board of New York; Vice Chairman of the Board of The Foundation for the National Archives; and a Board Member of the New York Philharmonic.

        Mr. Picket brings more than 40 years of operational and management experience to the Board as well as in depth knowledge of the Corporation resulting from serving more than 20 years as a director. Mr. Picket holds a bachelor of arts degree from Cornell University. He is a member of the Audit Committee.

        Ariel Recanati    Mr. Ariel Recanati is the President and Director of Maritime Overseas Corporation ('MOC'), a private family management company, and has held such position for more than the past five years. Mr. Recanati also is Chairman of Waterlogic International Limited, a privately held company engaged in the design, manufacture, distribution, rental, leasing and servicing of point of use water filtration and purification systems. He was the Senior Vice President and Chief Strategic and Planning Officer of the Corporation from 1998 until 2003. Prior to that, he held numerous positions with subsidiaries of the Corporation, including Vice President of Chartering and Managing Director of the Corporation's management subsidiary in the United Kingdom.

        Mr. Recanati is active in several educational and philanthropic organizations, serving as a member of the Board of Trustees of The Dalton School in New York City and as Chairman of the Executive Committee of the Leon Recanati Institute for Maritime Studies at the University of Haifa.

        Mr. Recanati brings extensive knowledge of the Corporation and the shipping industry to the Board. Mr. Recanati is a graduate of the London School of Economics. He is a member of the Audit Committee.

        Thomas F. Robards    Mr. Robards is principal of Robards & Company LLC, an investment advisory and consulting services company, and has held such position for more than the past five years. Mr. Robards was Senior Vice President, Chief Financial Officer and member of the President's Council of the American Museum of Natural History from 2003 until 2004. He was Chief Financial Officer and a member of the Management Executive Committee of Datek Online Holding Corporation from 2000 until 2003, when it was acquired by Ameritrade. He was employed at Republic New York Corporation from 1976 to 2000 where, among other duties, he served as Chief Financial Officer, Executive Vice President and a member of the Management Executive Committee.

        Mr. Robards has been a Director of HSBC Investor Funds, a mutual fund company, since 2004 and is Chairman of its Audit Committee. He is also a director of Ellington Financial LLC, an investment company, and Chairman of its Board and of its Audit Committee. He was a Director of Financial Federal Corporation, a New York Stock Exchange-listed specialty finance company from 1999 until 2006 and served as Chairman of its Audit Committee. He also served on the Boards of Directors of ContiFinancial Corporation, a mortgage organization and servicing company, from 1999 until 2000 and Republic New York Corporation, a New York Stock Exchange listed bank holding company, from 1997 until 1999.

        Mr. Robards' past and present community affiliations include his work as Treasurer and Director of the National Down Syndrome Society; Chairman of the Finance Committee and Director of the Big Apple Circus; and Co-founder of the Cooke Center for Learning and Development. He has been a member of the Columbia Teachers College President's Business Advisory Board.

        Mr. Robards has extensive financing and accounting experience. Mr. Robards holds a bachelor of arts degree from Brown University and a master of business administration degree from Harvard Business School. He is Chairman of the Audit Committee.

        Jean-Paul Vettier    Mr. Vettier is the Chief Executive Officer of Petroplus Holdings AG, an independent refiner and wholesaler of petroleum products, and has held such position since September 2009. He was senior advisor to First Reserve Corporation, a private equity firm, and Roland Berger Strategy Consultants, a consulting firm, from 2006 until 2009. Prior to consulting, Mr. Vettier held executive positions for 15 years at Total, the international energy corporation, including Chairman and Chief Executive Officer of Total Refining & Marketing, Chairman and Chief Executive Officer of TotalFinaElf Refining & Marketing and Executive Vice President of Refining and Marketing. He also served as President of Europia, the European Petroleum Industry Association focused on environment, product and policies issues affecting the energy industry in the European Union. Prior to joining Total, he held positions at Orkem and Rhone-Poulenc. From 2006 until 2009, Mr. Vettier was a director of Dresser-Rand Group, Inc. and SNC Lavalin Group, Inc.

        Mr. Vettier brings to the Board broad operational and management expertise and extensive knowledge of the energy industry. Mr. Vettier holds a degree in Law and Economics from the University of Paris. He is a Knight of the French National Order of Merit and of the French Legion of Honor. He is a member of the Compensation Committee.

        Michael J. Zimmerman    Mr. Zimmerman is Executive Vice President and Chief Financial Officer of Continental Grain Company, a diversified international agribusiness company headquartered in New York City, and a member of the Investment Committee of Arlon Group LLC, its investment affiliate. Mr. Zimmerman is responsible for the financial and strategic initiatives within Continental Grain's established operations, as well as investment activities in new and related areas.

        Prior to joining Continental Grain in 1996, Mr. Zimmerman was a Managing Director at Salomon Brothers, where he held numerous senior-level positions in the company's investment banking and firm investment areas. His responsibilities included leading the firm's mergers and acquisitions business, acting as Chairman of Salomon's Capital Commitments and Screening Committees, and supervising important investment banking transactions and client relationships. Mr. Zimmerman is a Director of KBW, Inc. and, during the past five years, has also served as a director of Financial Federal Corporation and Premium Standard Farms, Inc., and an advisory director of Smithfield Foods, Inc. He is active in several educational, religious and philanthropic organizations, including serving as a member of the Board of Trustees of Continuum Health Partners, Inc., one of the largest nonprofit hospital systems in New York City.

        Mr. Zimmerman brings extensive experience in acquisitions, capital markets, investments and financing to the Board as well as broad operational and management expertise. He holds a bachelor of arts degree from Trinity College and is an honors graduate of Harvard Business School, where he received a master of business administration degree. Mr. Zimmerman is the nonexecutive Chairman of the Board of the Corporation and is a member of the Corporate Governance and Nominating Committee.

        If, for any reason, any nominee should not be available for election or able to serve as a director, the accompanying proxy will be voted for the election of a substitute nominee designated by the Board of Directors. The Board has no reason to believe that it will be necessary to designate a substitute nominee.

 BENEFICIAL OWNERSHIP OF COMMON STOCK BY NAMED EXECUTIVE OFFICERS

        The following table sets forth the beneficial ownership of shares of the Corporation's Common Stock as of April 12, 2011 by each of the Named Executive Officers listed in the Summary Compensation Table in this proxy statement other than Morten Arntzen, whose information is disclosed above along with the other directors.

Name	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
Myles R. Itkin	109,635	(1)	0.4%
Robert E. Johnston	93,348	(2)	0.3%
Mats Berglund	1,069	(3)	—
Ian T. Blackley	38,396	(4)	0.1%

(1)
Includes 84,930 shares of Common Stock issuable upon the exercise of stock options.

(2)
Includes 66,482 shares of Common Stock issuable upon the exercise of stock options.

(3)
On March 2, 2011, Mr. Berglund resigned as an officer of the Corporation and his employment by the Corporation ended.

(4)
Includes 27,921 shares of Common Stock issuable upon the exercise of stock options.

 INFORMATION AS TO STOCK OWNERSHIP

        Set forth below are the names and addresses of those persons, other than nominees for directors and entities they control (see "Election of Directors"), that are known by the Corporation to have been "beneficial owners" (as defined in regulations of the SEC) of more than 5% of the outstanding shares of the Corporation's Common Stock, as reported to the Corporation and the SEC.

Name and Address	Number of Shares Beneficially Owned*	Percent of Class*
Heartland Advisors, Inc.(1)(13) 789 North Water Street Milwaukee, Wisconsin 53202	3,269,465	10.7%
Mrs. Diane Recanati(2)(3) 944 Fifth Avenue New York, New York 10021	3,130,361	10.3%**
Mr. Leon Recanati(2)(4) Medinat Hayehudim Street 85 Herzelia Pituah, Israel	3,130,361	10.3%**
Mr. Michael Recanati(2)(5) 641 Lexington Avenue, Suite 1512 New York, New York 10022	3,146,729	10.3%**
Mrs. Yudith Yovel Recanati(2)(6) 64 Kaplan Street Herzliya, Israel	3,130,361	10.3%**
Donald Smith & Co., Inc.(7)(13) 152 West 57th Street New York, New York 10019	3,050,890	10.0%
BlackRock, Inc.(8)(13) 40 East 52nd Street New York, New York 10022	2,712,414	8.9%
Wellington Management Company, LLP(9)(13) 280 Congress Street Boston, MA 02210	2,615,091	8.6%
Franklin Resources, Inc.(10)(13) One Franklin Parkway San Mateo, California 94403	2,000,360	6.6%
Dimensional Fund Advisors LP(11)(13) Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746	1,995,395	6.6%
FMR LLC(12)(13) 82 Devonshire Street Boston, Massachusetts 02109	1,742,280	5.7%

*
Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of April 12, 2011.

**
Messrs. Oudi Recanati, Ariel Recanati, Michael Recanati and Leon Recanati, Mrs. Diane Recanati and Mrs. Yudith Yovel Recanati all share the power to vote 3,078,215 shares subject to a stockholders agreement dated as of April 16, 2003 among members of, or trusts for the benefit of members of, the Recanati family, as amended (the "Stockholders Agreement"). All of these persons also share the power to vote and dispose of the 52,146 shares owned by the Recanati Foundation. All of the shares that are subject to the Stockholders Agreement or owned by the Recanati Foundation are listed as beneficially owned by each of the foregoing persons in this table and are included in calculating such person's ownership percentage. The share and percentage ownership information for these persons is as of April 12, 2011.

(1)
As of March 31, 2011, Heartland Advisors, Inc. ("Heartland") had shared dispositive power over 3,269,465 of these shares and shared voting power over 2,975,360 of these shares. Heartland, in its capacity as investment adviser, may be deemed to beneficially own 3,269,465 shares of Common Stock of the Corporation which are held by clients of Heartland.

(2)
Mrs. Diane Recanati is the mother of Messrs. Oudi Recanati, a director of the Corporation, and Michael Recanati, the aunt of Mr. Ariel Recanati, a director of the Corporation, and the aunt of Mr. Leon Recanati and Mrs. Yudith Yovel Recanati, who are brother and sister.

(3)
Includes 3,078,215 shares subject to the Stockholders Agreement, as to which she may be deemed to share the power to vote (she shares the power to dispose of these shares with Messrs. Oudi Recanati and Michael Recanati). Also includes 52,146 shares held by the Recanati Foundation, which Mrs. Recanati may be deemed to share the power to vote and dispose of by virtue of her position as a director of the Recanati Foundation.

(4)
Includes 3,078,215 shares subject to the Stockholders Agreement, as to which he may be deemed to share the power to vote (he shares the power to dispose of only 2,558,340 of these shares); and 52,146 shares which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation.

(5)
Includes 3,078,215 shares subject to the Stockholders Agreement, as to which he may be deemed to share the power to vote and dispose; and 52,146 shares which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation.

(6)
Includes 3,078,215 shares subject to the Stockholders Agreement, as to which she may be deemed to share the power to vote (she shares the power to dispose of only 2,558,340 of these shares); and 52,146 shares which she may be deemed to share the power to vote and dispose of by virtue of her position as a director of the Recanati Foundation.

(7)
As of March 31, 2011, Donald Smith & Co., Inc. ("Donald Smith") had sole dispositive power over 3,050,890 of these shares and sole voting power over 1,845,757 of these shares. Donald Smith, in its capacity as investment advisor, may be deemed to beneficially own 3,050,890 shares of Common Stock of the Corporation which are held by clients of Donald Smith.

(8)
As of December 31, 2010, BlackRock, Inc. had the sole dispositive power over all of these shares and sole voting power over all of these shares.

(9)
As of March 31, 2011, Wellington Management Company, LLP ("Wellington Management") had shared dispositive power over 2,615,091 of these shares and shared voting power over 2,234,288 of these shares. Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 2,615,091 shares of Common Stock of the Corporation which are held by clients of Wellington Management.

(10)
As of December 31, 2010, Franklin Advisory Services, LLC ("FAM") had the sole dispositive power over 2,000,360 of these shares and sole voting power over 1,958,960 of these shares. The securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an "Investment Management Subsidiary" and, collectively, the "Investment Management Subsidiaries") of Franklin Resources, Inc. ("FRI"). Investment management contracts grant to the Investment Management Subsidiaries all investment and/or voting power over the securities owned by such investment management clients. Therefore, the Investment Management Subsidiaries may be deemed to be the beneficial owners of the securities. The voting and investment powers held by FAM, an indirect wholly-owned Investment Management Subsidiary, are exercised independently from FRI and from all other Investment Management Subsidiaries. FRI and Charles B. Johnson and Rupert H. Johnson (such individuals, collectively, the "Principal Shareholders") may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. FRI, the Principal Shareholders, and each of the Investment Management Subsidiaries believe that they are not a "group" and believe that they are not acting as a "group" for purposes of section 13(d) under the Securities Exchange of 1934 but have voluntarily reported ownership of these shares on a joint basis.

(11)
As of December 31, 2010, Dimensional Fund Advisors LP had the sole dispositive power over 1,995,395 of these shares and sole voting power over 1,942,322 of these shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") possess voting and/or investment power over the securities of the Corporation that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Corporation held by the Funds. However, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(12)
As of December 31, 2010, FMR LLC had the sole dispositive power over 1,742,280 of these shares and sole voting power over 3,870 of these shares. FMR LLC may be deemed to be the beneficial owner of 1,738,410 of these shares. FIL Limited ("FIL"), the beneficial owner of 3,870 of these shares, is a separate and independent corporate entity from FMR LLC. FIL and FMR LLC believe that they are not acting as a "group" for purposes of section 13(d) under the Securities Exchange of 1934 but have voluntarily reported ownership of these shares on a joint basis.

(13)
The information with respect to this beneficial ownership is according to such beneficial owner's filings with the SEC.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

        Corporate Governance Guidelines.    The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of all stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of the Corporation's directors and senior management remain the most important safeguards in quality corporate governance. The Corporate Governance Guidelines are posted on the Corporation's website, which is www.osg.com, and are available in print upon the request of any stockholder of the Corporation. Under the Corporate Governance Guidelines, each director is expected to attend all Board meetings and all meetings of committees of which the director is a member. Meeting materials are provided to Board and Committee members prior to meetings, and members are expected to review such materials prior to each meeting.

        Board Leadership Structure.    The Corporate Governance Guidelines provide that the Board of Directors selects the Chief Executive Officer of the Corporation (the "CEO") and may select a Chairman of the Board (the "Chairman") in the manner it considers in the best interests of the Corporation. The Guidelines provide that if the Board determines that there should be a Chairman, he or she may be a non-management director or the CEO.

        The Corporation currently separates the role of CEO and Chairman of the Board; however, in the past the Corporation has combined these roles. The Board separated the roles upon the election of Mr. Morten Arntzen as CEO in January 2004 to allow him to concentrate on strategic planning and operating and expanding the Corporation's business as the Corporation transitioned to new leadership. At the same time, the Board elected Mr. Michael J. Zimmerman as nonexecutive Chairman. The CEO and the Chairman are in frequent contact with one another and with senior management of the Corporation. They provide advice and recommendations to the full Board for the full Board's consideration. They each review in advance the schedule of Board and committee meetings and establish the agenda for each Board meeting in order to ensure that the interests and requirements of the stockholders, the directors and other stakeholders are appropriately addressed. The Board believes that the existing leadership structure, with the current individuals in their positions, is in the best interests of stockholders.

        The Board retains the right to combine the CEO and Chairman roles in the future if it determines that such a combination would be in the best interests of the Corporation and its stockholders. The Board, primarily through its Corporate Governance and Nominating Committee, periodically reviews the Corporation's leadership structure to determine if it remains appropriate in light of the Corporation's specific circumstances and needs, current corporate governance standards, market practices and other factors the Board considers relevant.

        Policies and Procedures for Approval of Related Party Transactions.    Related party transactions may present potential or actual conflicts of interest and create the appearance that Corporation decisions are based on considerations other than the best interests of the Corporation and its stockholders. The Corporation's Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to disclose fully all the relevant facts to the Corporation's legal department. In addition to this reporting requirement, to identify related party transactions, each year the Corporation submits and requires its directors and executive officers to complete Director and Officer questionnaires identifying any transactions with the Corporation in which the director or officer has an interest. Management and the legal department carefully review the terms of all related party transactions. Management reports to the Board on all proposed related party transactions with directors and executive officers. Upon the presentation of a proposed related party transaction to the Board, the related party if a director is excused from participation and voting on the matter. In deciding whether to approve the related party transaction, the Board determines whether the transaction is on terms that could be obtained in an arm's length transaction with an unrelated third party. If the related party transaction is not on such terms, it will not be approved.

        Independence.    Under the Corporate Governance Guidelines, which incorporate the standards established by the New York Stock Exchange ("NYSE"), the Board must consist of a majority of independent directors. As determined by the Board, as of the date of this Proxy Statement, twelve of the thirteen nominees, namely Messrs. Oudi Recanati, Andreas, Batkin, Coleman, Fribourg, Komaroff, Merkin, Picket, Ariel Recanati, Robards, Vettier and Zimmerman, have been determined to be independent under the Corporate Governance Guidelines because no relationship was identified that would automatically bar them from being characterized as independent, and any relationships identified were not so material as to impair their independence. The Board annually reviews relationships that directors may have with the Corporation to make a determination of whether there are any material relationships that would preclude a director from being independent.

        The Corporation and Maritime Overseas Corporation ("MOC"), a private family management company whose President is Mr. Ariel Recanati, a director of the Corporation, are parties to a sublease pursuant to which the Corporation subleases to MOC approximately 2,850 square feet of office space at its New York offices. The sublet space is separate from the Corporation's offices and has a separate entrance. The sublease began at the end of January 2007 and is for a term of five years plus one month. The annual rent is approximately $185,000, plus additional rent for increases in real estate taxes, operating expenses and electricity. At the time the sublease was entered into, an independent real estate brokerage firm determined that the rent under the sublease was the fair market rental value of the rental space. The Board believes that the terms of the sublease were fair and reasonable to the Corporation at the time the sublease was entered into and that the terms were comparable to terms that could be obtained in an arm's length transaction with an unrelated third party.

        In determining that this relationship was not material with respect to Mr. Ariel Recanati, the Board considered that the annual payments to be made by MOC to the Corporation under the sublease would never approach an amount that would bar independence under the NYSE listing standards. The Board concluded that based on all of the relevant facts and circumstances the sublease did not constitute a material relationship with the Corporation that represents a potential conflict of interest or otherwise interferes with the exercise of independent judgment from management of the Corporation by either Ariel Recanati or his first cousin Oudi Recanati (who has no economic interest in MOC).

        Executive Sessions of the Board.    To ensure free and open discussion and communication among the non-management directors, the Corporate Governance Guidelines provide that non-management directors meet in executive session at the time of each regular meeting of the Board; at least one of such executive sessions shall exclude non-management directors who do not qualify as independent. In accordance with the Guidelines, the nonexecutive Chairman of the Board of Directors chairs the executive sessions. Any non-management director can request that an additional executive session be scheduled.

        Board Oversight of Risk Management.    While the responsibility for management of the Corporation's material risks lies with management of the Corporation, the Board provides oversight of risk management, directly and indirectly, through its committee structure. The Board performs this oversight role by using several different levels of review. The Board and certain committees receive regular reports from key members of management responsible for specified areas of material risk to the Corporation. In addition, the Board reviews the risk associated with the Corporation's strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Corporation.

        At the committee level, the Audit Committee regularly reviews the financial statements and financial and other internal controls. Further, the Audit Committee meets in private sessions individually with certain members of management and with representatives of the independent registered public accounting firm at the conclusion of every regularly scheduled meeting, where aspects of risk management are discussed. The Corporate Governance and Nominating Committee manages risk associated with the independence of the Board, corporate governance and potential conflicts of interest. The Compensation Committee annually reviews executive compensation policies and practices and employee benefits, and the risks associated with each. Both the Audit Committee and the Compensation Committee also rely on the advice and counsel of the Corporation's independent registered public accountants and independent compensation consultants, respectively, to raise awareness of any risk issues that may arise during their regular review of the Corporation's financial statements, audit work and executive compensation policies and practices, as applicable.

        Managing risk is an ongoing process inherent in all decisions made by management. The Corporation has an enterprise risk management program that is designed to ensure that risks are taken knowingly and purposefully. The governance of the enterprise risk management function is led by the Chief Risk Officer, who reports directly to the CEO. The Chief Risk Officer regularly reports to the full Board and the Audit Committee on the status of the Corporation's risk management practices and processes. In addition, the CEO has established a committee composed of members of senior management, and other key management personnel that are responsible for assessing all the risks and related mitigation strategies for all material projects and initiatives of the Corporation prior to being submitted for consideration by the Board.

        Meetings of the Board.    The Board held eight meetings during 2010. Each director attended at least 75% of the total number of meetings of the Board and Board committees of which the director was a member.

        Annual Meetings of Stockholders.    Directors are not required, but are strongly encouraged, to attend the Annual Meeting of Stockholders. In 2010, all of the Directors attended the Annual Meeting of Stockholders.

        Communications with Board Members.    Interested parties, including stockholders, may communicate with any director, with the nonexecutive Chairman of the Board or with the non-management directors as a group by sending a letter to the attention of such director, the nonexecutive Chairman of the Board or such non-management directors as a group, as the case may be, in care of the Corporation's Corporate Secretary, 666 Third Avenue, Fifth Floor, New York, New York 10017. The Corporate Secretary opens and forwards all such correspondence (other than advertisements and other solicitations) to directors unless the director to whom the correspondence is addressed has requested that the Corporate Secretary forward correspondence unopened. Unless the context otherwise requires, the Corporate Secretary will provide any communication addressed to the Board to the director most closely associated with the nature of the request based on Committee membership and other factors.

        Code of Ethics.    The Corporation has adopted a code of ethics which is an integral part of the Corporation's business conduct compliance program and embodies the commitment of the Corporation and its subsidiaries to conduct operations in accordance with the highest legal and ethical standards. The Code of Ethics applies to all of the Corporation's officers, directors and employees. Each is responsible for understanding and complying with the Code of Ethics. The Corporation also has an Insider Trading Policy which prohibits the Corporation's directors and employees from purchasing or selling securities of the Corporation while in possession of material nonpublic information or otherwise using such information for their personal benefit. The Insider Trading Policy also prohibits the Corporation's directors and employees from hedging their ownership of securities of the Corporation.

The Code of Ethics and the Insider Trading Policy are posted on the Corporation's website and are available in print upon the request of any stockholder of the Corporation.

        Other Directorships and Significant Activities.    The Corporation values the experience directors bring from other boards of directors on which they serve, but recognizes that those boards also present significant demands on a director's time and availability and may present conflicts and legal issues. The Corporate Governance Guidelines provide that non-management directors refrain from serving on the boards of directors of more than four publicly-traded companies (other than the Corporation or a company in which the Corporation has a significant equity interest) absent special circumstances. A member of the Audit Committee may not serve on more than two other audit committees of publicly-traded companies.

        The Corporate Governance Guidelines require the CEO and other members of senior management, whether or not they are members of the Board of Directors of the Corporation, to receive the approval of the Corporate Governance and Nominating Committee before accepting outside board membership. The Guidelines prohibit the CEO from serving on the board of directors of more than one publicly-traded company (other than the Corporation or a company in which the Corporation has a significant equity interest).

        If a director's principal occupation or business association changes substantially during the director's tenure as a member of the Board of Directors, that director is required by the Corporate Governance Guidelines to inform the Chairman of the Corporate Governance and Nominating Committee of the change and offer to resign from the Board. In such case, such Committee must recommend to the Board the action, if any, to be taken with respect to the offer of resignation, taking into account the appropriateness of continued Board membership.

Committees

        The Corporation has three standing committees of its Board: the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee. Each of these committees has a charter that is posted on the Corporation's website and is available in print upon the request of any stockholder of the Corporation.

        Audit Committee.    The Audit Committee is required to have no fewer than three members all of whom must be and are independent directors. During 2010, the Audit Committee consisted of Messrs. Robards (Chairman), Picket, Andreas and Ariel Recanati. The Board determined that Mr. Robards is an audit committee financial expert, as defined by rules of the SEC. The Audit Committee met six times during 2010.

        The Audit Committee oversees the Corporation's accounting, financial reporting process, internal controls and audits and consults with management, internal auditors and the Corporation's independent registered public accounting firm on, among other things, matters related to the annual audit, and published financial statements and the accounting principles applied. As part of its duties, the Audit Committee retains the Corporation's independent registered public accounting firm, subject to stockholder ratification.

        The Audit Committee maintains direct responsibility for the compensation and oversight of the Corporation's independent registered public accounting firm and evaluates the independent registered public accounting firm's qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the Corporation's independent registered public accounting firm.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is required to have no fewer than two members, all of whom must be and are independent directors. During 2010, the Corporate Governance and Nominating Committee consisted of Messrs. Oudi Recanati (Chairman), Komaroff, Merkin, Zimmerman and Batkin. The Committee is required to meet as many times as necessary each year. In 2010, the Corporate Governance and Nominating Committee met three times. The Corporate Governance and Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping the corporate governance of the Corporation. As part of its duties, the Committee assesses the size, structure and composition of the Board and Board committees, coordinates evaluation of Board performance, reviews Board compensation and recommends changes in director compensation to the Board. The Committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors set forth in the Corporate Governance Guidelines. The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search consultants.

        The Committee considers the following criteria for identifying and recommending qualified candidates for membership on the Board, seeking to maintain within these criteria appropriate diversity of individuals on the basis of gender, ethnic heritage, international background and life experiences:

  •
  judgment, character, age, integrity, expertise, tenure on the Board, skills and knowledge useful to the oversight of the Corporation's business;

  •
  status as "independent" or an "audit committee financial expert" or "financially literate" as defined by the NYSE or the SEC;

  •
  high level managerial, business or other relevant experience, including, but not limited to, experience in the industries in which the Corporation operates, and, if the candidate is an existing member of the Board, any change in the member's principal occupation or business associations;

  •
  absence of conflicts of interest with the Corporation;

  •
  status as a U.S. citizen; and

  •
  ability and willingness of the candidate to spend a sufficient amount of time and energy in furtherance of Board matters.

        As part of its annual assessment of Board size, structure and composition, the Committee evaluates the extent to which the Board as a whole satisfies the foregoing criteria. While the Committee believes that over the long term the diversity of Board members on the basis of their gender, ethnic heritage, international background and life experiences should be increased, the Committee also believes that the size of the Board is approaching the maximum number that can serve effectively. The Committee believes that the current directors have the requisite character, integrity, expertise, skills, and knowledge to oversee the Corporation's business in the best interests of the Corporation's stockholders and does not believe that the long term goal of greater Board diversity is sufficient to merit replacing existing directors.

        A stockholder may recommend a person as a nominee for director by writing to the Corporate Secretary of the Corporation. Recommendations must be received by December 31, 2011 in order for a candidate to be considered for election at the 2012 Annual Meeting. Each recommendation for nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. All the director nominees named in this proxy statement were evaluated under the criteria set forth above and recommended by the Corporate Governance and Nominating Committee to the full Board of Directors for election by stockholders at the Annual Meeting. The entire Board of Directors recommends that stockholders elect all nominees.

        All nominees for election at the Annual Meeting were previously elected to the Board by stockholders.

        Compensation Committee.    The Compensation Committee is required to have no fewer than two members, all of whom must be and are independent directors. During 2010 the Compensation Committee consisted of Messrs. Fribourg (Chairman), Oudi Recanati, Coleman and Vettier. The Committee met five times during 2010. The Compensation Committee makes recommendations to the Board as to the Corporation's general compensation philosophy, determines which of the corporate goals and objectives established by the Board are relevant to the compensation of the Corporation's Chief Executive Officer ("CEO"), evaluates the performance of the CEO in light of those goals and objectives, and determines and approves the CEO's compensation level based on this evaluation; establishes annual compensation, including benefits and perquisites of all executive officers of the Corporation, and reports such determinations and actions to the Board; reviews and approves employment agreements, severance agreements, change of control agreements and other similar agreements relating to executive officers; and establishes, modifies and makes grants under incentive-compensation plans and equity-based plans, and monitors such plans and their administration. The Compensation Committee also reviews and approves the Compensation Discussion and Analysis required by the SEC for inclusion in the annual proxy statement, discusses it with management and makes a recommendation to the Board as to whether it should be included in the proxy statement. The Compensation Committee may engage independent advisors to assist it fulfilling its responsibilities, including compensation consultants.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis provides information regarding the compensation program for the Corporation's Chief Executive Officer ("CEO"), its Chief Financial Officer ("CFO") and its three other most highly compensated executive officers serving at the end of 2010, all of whom are listed in the Summary Compensation Table on page 36 of this proxy statement (collectively the "Named Executive Officers" or "NEOs"). The Compensation Discussion and Analysis describes the objectives of the Corporation's executive compensation programs and policies, the elements of the compensation program and how each element fits into the Corporation's overall compensation objectives. The Compensation Committee is responsible for overseeing the compensation paid to all executive officers of the Corporation, including the Named Executive Officers.

        As described on pages 53 - 54 of this proxy statement, at the Annual Meeting of Stockholders of the Corporation, stockholders will consider approval, in an advisory vote, of the compensation paid to the NEOs for 2010 as described in this Compensation Discussion and Analysis and the accompanying compensation tables and narrative regarding the compensation of the NEOs.

Executive Summary

        The Corporation has a strong pay for performance philosophy. The following summarizes the fundamental objective and key elements of the Corporation's executive compensation program and describes the Corporation's 2010 executive compensation highlights.

Objective and Key Elements of Executive Compensation Program

  •
  The fundamental objective of the Corporation's executive compensation program is to motivate and reward actions that the Compensation Committee believes will increase long-term stockholder value. The program is designed to retain, motivate, attract, reward and develop high quality, high-performing executive leadership whose talent and expertise should enable the Corporation to create long-term stockholder value.

  •
  The Corporation's executive compensation program has remained substantially the same for several years. The Compensation Committee believes that the Corporation's executive compensation program is effectively designed and works in alignment with the interests of stockholders and is instrumental to achieving the Corporation's business strategy. The program is based on the traditional compensation elements of base pay, annual cash incentives, long-term equity incentives and employee benefits. The Compensation Committee reviews each of these elements annually.

  •
  The Compensation Committee targets total compensation at the top quartile of competitive positions of a select group of companies that the Committee believes to be an appropriate reference group. The Corporation seeks to provide competitive "fixed" compensation in the form of base salaries and other employee benefits but places a greater emphasis on pay for performance by allocating a larger portion of total compensation "at risk" in the form of annual performance based cash incentives that will only be paid if the Corporation achieves specified performance goals and equity awards that vest over a multi-year period.

  •
  An NEO's annual cash incentive is based on a combination of the Corporation's performance against financial and operational metrics and the NEO's achievement of individual goals, all of which are established at the beginning of the year. The financial metric is the achievement of specified levels of earnings from shipping operations at both the Corporation and the business unit level. The operational metrics are quantifiable measures of the Corporation's performance in commercial, safety, quality and environmental areas as compared with absolute standards and competitors' achievements.

  •
  An NEO's equity awards consist of grants of shares of restricted stock, stock options and performance units. The amount that may be realized from these awards depends on the performance of the Corporation's common stock. In regard to stock options, failure of the price of common stock to increase from its value on the grant date renders the stock options worthless. Decreases in the price of common stock from its value on the grant date reduces the value of the restricted stock and performance units and a reduction of 50% or more in the stock price at the end of the three year period from the grant date of the performance units renders the performance units worthless.

  •
  The Compensation Committee is composed exclusively of independent directors. The Committee has engaged an independent compensation consultant, Frederic W. Cook & Co., Inc. ("FWC"), to assist the Committee with respect to executive compensation and incentive plan design. Except for providing services to the Compensation Committee and to the Corporate Governance and Nominating Committee, FWC has never provided any services to the Corporation.

  •
  The fair market value of restricted stock and performance units and the exercise price of stock options are determined as of the closing price on the grant date. The Corporation determines equity and non-equity awards to NEOs after the Audit Committee approves the Corporation's audited financial statements for the preceding fiscal year.

  •
  The Corporation has an incentive compensation recoupment policy, stock ownership guidelines and an Insider Trading Policy which, among other things, prohibits any hedging transactions involving the Corporation's securities by officers or directors of the Corporation.

2010 Executive Compensation Highlights

  •
  In designing the Corporation's compensation program for 2010, the Compensation Committee considered the Corporation's 2010 budget and financial performance expectations, both of which were lower than actual financial performance for 2009. As a result, the Compensation Committee froze the base salaries of the NEOs for 2010, the fourth consecutive year of no salary increases for any of the NEOs.

  •
  At the direction of the Compensation Committee, a "tally sheet" presenting each NEO's total compensation for the past six years was prepared and used to evaluate each NEO's total compensation (past, present and potential future compensation), internal equity considerations and the impact of performance by the Corporation on total compensation.

  •
  For 2010, the Committee established targets under its Executive Performance Incentive Plan (the "Incentive Compensation Plan") that reflected the lower operating performance expectations for 2010 compared with 2009.

  •
  Actual earnings from shipping operations for 2010 was below the minimum levels for which cash awards would be payable under the Incentive Compensation Plan and, accordingly, no cash awards were paid under such Plan.

  •
  The Compensation Committee determined that the failure to achieve the 2010 goals under the Incentive Compensation Plan was principally due to the poor condition of the global economy and shipping markets in particular and that the NEOs succeeded in meeting several of their individual goals. Therefore, consistent with the objective of motivating talented executives and encouraging their long-term tenure with the Corporation, the Compensation Committee decided to award the NEOs discretionary cash bonuses and equity awards. In light of the Corporation's financial performance, the CEO recommended that he not be granted any cash award and the Compensation Committee accepted his recommendation.

  •
  The table below sets forth for the CEO and the four other NEOs as a group (i) the actual and target cash award under the Incentive Compensation Plan and any other cash bonus paid and (ii) the actual and target equity awards, for each of 2010, 2009 and 2008, expressed as a percentage of base salary:

	2010				2009				2008
	Cash Award		Equity Award		Cash Award		Equity Award		Cash Award		Equity Award
Name	Actual	Target	Actual	Target	Actual	Target	Actual	Target	Actual	Target	Actual	Target
CEO	0%	180%	183.3%	200%	55.6%	180%	188.8%	200%	300%	200%	244.4%	200%
Other NEOs as a group	27.5%	90%	49.5%	100%	34.8%	90%	53.6%	100%	148.2%	100%	60.6%	100%

        The table demonstrates that the Corporation's failure to achieve the minimum goals under the Incentive Compensation Plan for 2010 and the failure to achieve the target goals under the Incentive Compensation Plan for 2009 resulted in substantial declines in the cash awards and equity awards to the CEO and the other NEOs as a group, compared with target cash and equity awards for such years as well as in 2010 when compared with 2009. Comparing the cash and equity awards awarded for 2010 and 2009 with such awards for 2008, when the Corporation substantially exceeded the targeted goals under the Incentive Compensation Plan, further demonstrates that the Corporation's compensation program reflects a strong pay for performance philosophy. The decline in cash awards was greater than in equity awards because the Compensation Committee believes that long-term equity awards are a better long-term motivational tool than cash awards as they vest over a multi-year period and align the interests of NEOs with those of stockholders.

Compensation Philosophy and Objectives

        The Corporation's compensation philosophy is to structure compensation to drive and support the Corporation's long-term goal of total stockholder return and sustainable growth. Sustainable growth means investing in long-term opportunities while meeting short-term commitments. The compensation program is designed to promote the following objectives:

  •
  Attract and motivate highly talented executives who are effective leaders and encourage their long-term tenure with the Corporation;

  •
  Compensate executives directly based upon the value of their individual contributions in achieving corporate goals and objectives;

  •
  Align incentive compensation with performance measures that motivate executives to maximize stockholder value; and

  •
  Structure total compensation to reward both short-term results and long-term strategic contributions necessary for sustained business performance.

Role of the Compensation Committee

General

        The Compensation Committee makes all compensation decisions with respect to the Named Executive Officers. The CEO assists the Compensation Committee in reaching compensation decisions with respect to the NEOs other than himself. The other NEOs do not play a role in their own compensation determination other than discussing individual performance objectives with the CEO. All decisions relating to the CEO's compensation are made by the Compensation Committee without management present. The Compensation Committee then reports these decisions to the Board of Directors.

        The Compensation Committee takes many factors into account when making compensation decisions with respect to the Named Executive Officers, including the individual's performance, tenure and experience, internal equity among the NEOs, potential retention concerns and the individual's historical compensation. In addition, the Compensation Committee considers the performance of the Corporation and the executive's contribution to that performance. Finally, the Compensation Committee compares NEO compensation against external market data.

Use of Outside Advisors

        The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its duties. For 2010, the Compensation Committee engaged Frederic W. Cook & Co., Inc. ("FWC") as its independent advisor with respect to executive compensation and incentive plan design. The Compensation Committee selected FWC based on the Committee's satisfaction with FWC's performance as the Committee's independent compensation advisors since 2004, as well as FWC's experience, reputation, familiarity with the business environment and knowledge of the shipping industry, current practices and emerging trends. During 2010, FWC's services to the Compensation Committee included compilation of data on senior management compensation in the shipping industry (which included data provided by the Hay Group at the request of management); providing a detailed comparative analysis of compensation for each Named Executive Officer and advice as to the form and content of tally sheets listing the cash and equity compensation of each of the NEOs for the past six years. FWC's services also included advice on the executive compensation requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, particularly the say-on-pay and frequency of say-on-pay provisions, and assistance in preparing certain of the compensation disclosures in the Corporation's Proxy Statement for the 2010 Annual Meeting of Stockholders. FWC also assisted the Corporate Governance and Nominating Committee in formulating amendments to the Corporation's Insider Trading Policy to prohibit any hedging transactions involving the Corporation's securities by officers or directors of the Corporation. Except for providing services to the Compensation Committee and to the Corporate Governance and Nominating Committee, FWC has never provided any services to the Corporation. The amount of fees paid to FWC for all services rendered to such Committees for 2010 totaled approximately $103,500.

Elements of the Corporation's Compensation Program

        The principal elements of the Corporation's compensation program are base pay, annual cash incentive awards and equity-based compensation. The Corporation also provides severance and termination payments, retirement benefits and limited welfare benefits (medical, disability and life insurance). The Compensation Committee reviews each element of compensation annually to achieve competitive positioning and alignment with the Corporation's compensation philosophy and objectives. In general, the Corporation targets total compensation at the top quartile of competitive positions of a select group of companies that the Compensation Committee believes to be an appropriate reference group (the "Compensation Comparison Group"). The Corporation's compensation program targets total compensation at the top quartile because the Corporation's compensation philosophy is to reward performance and place a large portion of total compensation at risk, dependent on the achievement of earnings goals by the Corporation and business units and specified safety, quality and environmental compliance objectives. The Corporation's Compensation Comparison Group consists of marine transportation or service corporations based in the United States whose executive compensation information is publicly available. For 2010, the Compensation Comparison Group consisted of the following companies and was unchanged from 2009:

Name	Name
Alexander & Baldwin, Inc.	Hornbeck Offshore Services, Inc.
Bristow Group Inc.	Kirby Corporation
General Maritime Corporation	Pride International, Inc.
Global Industries, Ltd.	Rowan Companies, Inc.
GulfMark Offshore, Inc.	SEACOR Holdings, Inc.
Helmerich & Payne, Inc.	Tidewater Inc.

        The Compensation Committee continues to believe that the Compensation Comparison Group consists of those companies for which executive compensation information is publicly available that are most comparable to the Corporation. However, the Corporation's direct competitors are principally either privately held and/or incorporated in foreign jurisdictions that do not require public disclosure of executive compensation. For these reasons, among others, the Compensation Committee recognizes that compensation comparisons are imperfect. The unavailability of compensation information concerning the Corporation's direct competitors (privately held and/or foreign entities) results in a large number of companies in the Compensation Comparison Group that are tangentially related to the Corporation (i.e. oil and gas equipment, storage and service providers) but not tanker companies. In establishing certain elements of compensation for the Named Executive Officers, such as base salaries, the Compensation Committee, assisted by FWC, focused on such elements of compensation of the senior management of General Maritime Corporation, which is the tanker company in the Compensation Comparison Group that is the most direct competitor of the Corporation.

        The Corporation believes that the combination of competitive base salaries, annual incentives paid in cash, and equity-based compensation paid in the form of restricted stock, performance share units and stock options comprises an effective and motivational executive compensation program that is based on a "pay for performance" philosophy. The program is designed to attract and retain talented executives and align the interests of senior management with those of stockholders in seeking to achieve, over time, above-average performance.

        In 2010, base salary, annual cash incentive awards, and long term equity awards were each benchmarked against such forms of compensation paid by companies in the Compensation Comparison Group. The Corporation seeks to provide competitive "fixed" compensation in the form of base salaries but places a greater emphasis on pay for performance by allocating a larger portion of total compensation "at risk" in the form of annual performance based cash incentives that will only be paid if the Corporation achieves specified performance goals and equity awards that vest over a multi-year period. For purposes of comparative analysis of "at risk" compensation, the Compensation Committee believes that all other compensation (which includes the Corporation's contributions to the Corporation Savings Plan (the Corporation's tax qualified employee benefit plan), the Corporation's contributions under the Corporation's Supplemental Executive Savings Plan and the Corporation's contribution towards premiums for medical and life insurance) should be excluded from total compensation of the Named Executive Officers. In addition, the Committee believes that equity awards should be allocated to the performance year with respect to which they were earned rather than the year in which the awards were granted. Total compensation as so adjusted for all other compensation and equity awards is referred to as "Adjusted Total Compensation".

        The following table sets forth the 2010 "pay mix" for the CEO and the other four NEOs of base salary, incentive compensation and equity compensation as percentages of Adjusted Total Compensation based on the amount that would have been payable upon achievement of target awards. The incentive compensation and equity awards represent the NEOs' "at risk" compensation. At target,

79.2% of the CEO's Adjusted Total Compensation and 65.1% of the four other NEOs' Adjusted Total Compensation was "at risk", reflecting the Corporation's strong pay for performance philosophy.

Name	Base Salary	Cash Incentive Compensation	Equity Incentive Compensation
CEO	20.8%	37.5%	41.7%
Other four NEOs	34.9%	30.2%	34.9%

        As shown in the following table, the Adjusted Total Compensation paid to the NEOs for 2010 decreased when compared to the Adjusted Total Compensation paid to the NEOs for 2009 and 2008. For the CEO, the principal reasons for the decrease were (i) that at his request, in view of the Corporation's financial performance for 2010, he did not receive an annual cash incentive compensation award and (ii) the reduced value of his 2010 annual equity incentive compensation award. The principal reasons for the decrease for the other four NEOs were (i) decreases in the 2010 level of achievement of the cash incentive compensation performance goals and (ii) the reduced value of their 2010 annual equity incentive compensation awards.

	Base Salary	Cash Incentive Compensation	Equity Incentive Compensation	Total
CEO:
2010	$900,000	$0	$1,650,000	$2,550,000
2009	$900,000	$500,000	$1,700,000	$3,100,000
2008	$900,000	$2,700,000	$2,200,000	$5,800,000
Other four NEOs (aggregate):
2010	$2,160,000	$593,900	$1,070,175	$3,824,075
2009	$2,160,000	$752,600	$1,158,669	$4,071,269
2008	$2,160,000	$3,201,025	$1,309,908	$6,670,933

        As reflected in the foregoing table, Mr. Arntzen's annual base salary of $900,000 has remained unchanged for 2010 from 2009 and 2008. Mr. Arntzen's total compensation, however, decreased to $2.55 million for 2010 from $3.1 million for 2009 and $5.8 million for 2008, reflecting decreases in both his cash and equity incentive compensation. These decreases resulted from decreases in the Corporation's earnings from shipping operations during this period, reflecting the Corporation's pay for performance philosophy.

        In addition, as reflected in the table above, there were no changes in base salaries of the four other NEOs of $2,160,000 in 2010, 2009 and 2008. However, the total compensation of the four NEOs decreased to $3.8 million for 2010 from $4.1 million for 2009 and $6.7 million for 2008, reflecting decreases in both their cash and equity incentive compensation and further confirming the Corporation's pay for performance philosophy.

Base Salary

        The Corporation pays a base salary to attract talented executives and provide a secure base level of compensation. The Compensation Committee reviews executive base salaries in December or January of each year. The Committee does not have predetermined targets or ranges for base salaries. The Compensation Committee compares salaries of senior management of shipping companies in the Compensation Comparison Group that are most comparable to the Corporation. Based on such comparison, the Compensation Committee determines whether the salaries of the Named Executive Officers are at a level that is sufficient to attract and retain strong leaders when combined with the higher percentage of total potential compensation payable in the form of cash and equity incentives based on achievement of Corporation, business unit, and individual performance.

        Annual increases in base salary are not assured and adjustments take into account the individual's performance, responsibilities, experience, internal equity and external market practices. The Compensation Committee relies to a large extent on the CEO's evaluation of each Named Executive Officer's performance (other than his own) in deciding whether to make an adjustment to the NEO's base salary in a given year. In the case of a change in role, the CEO and the Compensation Committee consider new responsibilities, external pay practices and internal equity in addition to past performance and experience in determining whether to increase salary. The Compensation Committee applies the same factors in deciding whether to adjust the base salary of the CEO.

        The base salaries of the NEOs for 2008, 2009 and 2010 are set forth in the Summary Compensation Table. There were no increases in the base salaries of the NEOs for 2010, the fourth consecutive year of no salary increases for any of the NEOs. In January 2011, the base annual salary of Mr. Ian T. Blackley, was increased from $375,000 to $403,000. This was Mr. Blackley's first salary increase since 2005 and was based on the factors listed above, including his contributions to the Corporation since his promotion in 2009 to Senior Vice President and Head of International Shipping Operations (in which position he is responsible for the technical management operations of the Corporation's international flag fleet of vessels). Consistent with the Corporation's continuing efforts to limit general and administrative expenses, the CEO recommended that there be no increases for 2011 in the base salaries of the other NEOs. The Compensation Committee approved this recommendation, which is consistent with the Corporation's philosophy to reward performance and place a larger portion of total compensation at risk.

Annual Cash Incentive Awards

        The Corporation's annual cash incentive program is intended to focus the Corporation's executive officers on critical business goals for the Corporation, such as increased earnings from shipping operations, enhanced risk management, competitive sources of financing and improved performance in the areas of safety, quality and environmental compliance. Such focus establishes a direct relationship between compensation and business goals. Specifically, the Corporation maintains the Incentive Compensation Plan pursuant to which Named Executive Officers may receive annual cash incentive based upon the level of achievement of annual performance goals established by the Compensation Committee under the Incentive Compensation Plan for a given year during the first quarter of such year. The performance goals established for one year have no effect on the performance goals established for another year. For 2010, the Compensation Committee determined that maximum awards would be based on the Corporation's achievement of specified levels of earnings from shipping operations ("ESO"), defined as the Corporation's pre-tax net income before interest expense and adjusted to exclude amounts related to non-shipping income such as investment income. The Compensation Committee chose ESO as the sole financial metric in the Corporation's incentive compensation plan because it is the critical measure of the Corporation's financial performance. The potential incentive cash awards were established as a percentage of the executive's base salary with a maximum incentive award range of 55% to 240% of base salary depending on the Corporation's level of ESO achieved. The ESO measure is an objective requirement and the maximum percentages of base salary serve as a limit on the amount of the cash award. The ESO measure is the same measure that was used for 2009 with the only exception that for 2010 ESO reflects vessel impairment charges and gains or losses from vessel sales.

        Subject to the performance goal for establishing the maximum amounts of the cash award, the Compensation Committee adopted three measures for determining the actual incentive awards for 2010. They were (i) the Corporation's ESO for such year; (ii) ESO and specified performance metrics of such executive's business unit (if any) for such year and (iii) the executive's achievement of individual goals. Each individual's objectives were carefully chosen to ensure integration and alignment with the Corporation's long-term objectives. The three measures were selected because the Compensation Committee believes they are the most appropriate measures to be used to determine incentive compensation, as they reflect the Corporation's level of financial performance, the comparative performance of specified commercial and technical operations measures and individual performance.

        For 2010, the CEO had a target bonus of 180% of base salary, Mr. Myles R. Itkin (the CFO), who is not in a business unit, had a target bonus of 90% of base salary and Messrs. Mats Berglund (Senior Vice President and Head of Crude Transportation), Robert E. Johnston (Senior Vice President and Head of US Flag) and Ian T. Blackley (Senior Vice President and Head of International Shipping Operations), all of whom are in a business unit, had a target bonus of 85% of base salary. The CEO's potential bonus, if earned, ranged from 110% to 240% of base salary. The CFO's potential bonuses, if earned, ranged from 55% to 120% of base salary. The potential bonuses of the other NEOs, if earned, ranged from 52.5% to 120% of base salary. The Compensation Committee decreased the target bonuses and bonus ranges for 2010 because of significantly lower ESO achievement targets for 2010 due to the considerably more challenging business environment for 2010. The Compensation Committee established these target bonus percentages in order to target total compensation for the Named Executive Officers in the top quartile of comparable positions in the Compensation Comparison Group, based on target cash incentive awards provided by the companies in the Compensation Comparison Group and other external market data compiled or evaluated by FWC. In addition, the target levels reflect FWC's comparison of compensation levels of the Corporation's executives with one another. The difference in target bonus percentages and the range of potential bonus percentage between the CEO and the other NEOs in general reflects the differences in total compensation levels of chief executive officers in the Compensation Comparison Group compared with other executives in the Compensation Comparison Group.

        The three measures used to determine an individual's actual bonus for 2010, Corporation performance, business unit performance and individual performance, were given different weightings depending on whether the individual was a member of a business unit or the corporate staff. The CEO and the CFO are members of the corporate staff and the other NEOs are members of business units. For members of the corporate staff, the Corporation performance and individual performance measures were each weighted 50% in determining such member's annual bonus. The Compensation Committee chose such allocation because it believes that for the corporate staff such measures are equally important—a member's cash incentive award depends on how well both the member and the Corporation performs. For members of a business unit, business unit performance was weighted 50% (weighted equally between business unit ESO and business unit performance metrics) and Corporation and individual performance measures were each weighted 25%. The Compensation Committee chose such allocation because while corporate and individual performance are important and treated equally as with members of the corporate staff, the most critical measure for business unit members is the performance of the business unit because only business unit members are responsible for the unit's financial and operational performance.

        For 2010, for the Corporate performance measure and business unit performance measure there is a rating assigned on a scale of 0% to 150% with 100% as the rating assigned for meeting each of (i) targeted ESO for the Corporation measure and (ii) targeted performance for the specific business unit calculated by averaging the ESO for the specific business unit with specific performance metrics. The rating scale for each measure is based on 10% increments. The ratings scale corresponds to a performance factor scale which ranges from 0% to 120% with 5% or 10% increments. A rating measure of 100% corresponds to a performance factor of 80%. If a rating for a measure is below 70%, the performance factor for that measure is zero. For 2010, for the individual performance measures there is a performance factor assigned on a scale of 0% to 120% with 100% as the performance factor assigned for meeting the specified individual goals for the individual measure. If a rating for an individual measure is below 60%, the performance factor for that measure is zero. No bonus is payable if the performance factor for the total individual measures is below 60%. The amount of each Named Executive Officer's actual annual cash incentive award is determined as follows:

  Base Salary times (A plus B plus C) where

  A
  equals the Corporation performance factor corresponding to the rating measure achieved times the weighting assigned to such measure,

  B
  equals the business unit performance factor corresponding to the rating measure (if any) achieved times the weighting assigned to such measure, and

  C
  equals the individual performance factor measure achieved times the weighting assigned to such measure.

        For the CEO, the same methodology applies except that the performance factors for the measures are assigned on a scale of 0% to 240% with 180% being the rating for meeting the target for each Corporation measure and 200% being the rating for meeting the individual measure and the rating scale is based on 10% or 20% increments.

        The table below sets forth for the Corporation performance measure (achievement of specified levels of ESO for 2010 for the Corporation) and for the business unit performance measure (achievement of specified levels of ESO for 2010 for the Crude Transportation business unit for Messrs. Mats Berglund and Ian T. Blackley, and for the US Flag Unit for Mr. Robert E. Johnston) the corresponding percentage of base salary that would be earned by each Named Executive Officer other than the CEO.

				Target ESO for the Corporation, Crude Transportation Unit or US Flag Unit (in thousands)
Performance Percentage of Base Salary	Percentage Achievement			Corporation	Crude Transportation Unit	US Flag Unit
0%	Below 70%			—	—	—
50%	70%	—	80%	$(43,953)	$14,658	$(18,205)
60%	80%	—	90%	$(14,060)	$34,948	$(16,241)
70%	90%	—	100%	$15,832	$55,238	$(14,276)
80%	100%			$45,725	$75,527	$(12,311)
80%	100%	—	110%	$105,511	$116,107	$(8,381)
90%	110%	—	120%	$165,297	$156,687	$(4,451)
100%	120%	—	130%	$225,083	$197,267	$(521)
110%	130%	—	140%	$284,869	$237,847	$3,409
115%	140%	—	150%	$344,655	$278,247	$7,339
120%	150%	and	more	>$334.655	>$278,427	>$7,339

        For the CEO, the percentage achievement of target ESO were the same percentages as specified above but the corresponding performance percentages of base salary were double the percentages specified above (110% - 240% rather than 55% - 120%).

        For 2010 ESO for the Corporation was a loss of $75.4 million, ESO for the Crude Transportation Unit was $4.2 million and ESO for the US Flag Unit was a loss of $34.8 million. Accordingly, the minimum targets for this performance measure were not achieved.

        As noted earlier, the business unit performance measure consists of target ESO for such business unit and specified performance metrics. For 2010, such performance metrics for the Crude Transportation unit consisted of two commercial measures and three operational measures. The allocation of these metrics for NEOs is equal for commercial metrics and performance metrics, as the Compensation Committee deems both equally important. The commercial metrics were (i) daily time charter equivalent ("TCE") revenues achieved by the Aframax International pool of vessels compared with daily TCE revenues achieved by competitors' Aframax fleets and (ii) the number of days of the Aframax International pool of vessels was subject to contracts of affreightment (based on cargo capacity), the higher the number of days the greater the stability of the amount of revenue. The operational measures were average days out of service for unscheduled technical reasons per vessel, lost time injury frequency and average vetting observations per vessel. The Crude Transportation unit performance metrics score for 2010 was 119%. The performance metrics for the US Flag unit for 2010 consisted of two commercial measures and the same three operational measures as was used for the Crude Transportation unit. The commercial metrics were (i) daily TCE revenues achieved by the US Flag unit's vessels compared with TCE revenues achieved by specified competitors and (ii) meeting all spot voyage laycans, the time period under a voyage charter that the vessel must arrive to load cargo. The US Flag unit performance metrics score for 2010 was 128.3%.

        The individual performance measure consists of the different individual performance goals of each of the Named Executive Officers. The Compensation Committee, assisted by the CEO with respect to all the Named Executive Officers other than himself, determines each Named Executive Officer's level of achievement of his individual performance goals.

        The principal individual performance goals for 2010 for the CEO were to develop and implement processes to enhance risk management (including creation of an Internal Review Board composed of members of management to assess proposed projects); improve the Corporation's project management and reduce execution problems; obtain Title XI financing approved by the U.S. Department of Transportation through the Maritime Administration; achieve better financial results than forecast under the Corporation's aggressive 2010 budget; pursue opportunities to further reduce the Corporation's general and administrative expenses and maintain or reduce vessel operating costs consistent with the Corporation's objectives of safety, quality operations and environmental compliance; evaluate all attractive acquisition opportunities in the Corporation's core business segments; improve the Corporation's federal government outreach program concerning proposed legislation that offer opportunities or present challenges to the Corporation; and expand the Corporation's training programs for its personnel.

        The principal individual performance goals for 2010 for the CFO were to explore capital raising activities accessing both public debt and equity markets; develop a program to replace or extend the Corporation's revolving credit facility; prepare a capital allocation model for the Corporation; evaluate the profitability of the Corporation's business units and recommend action to improve the financial performance of the business units; explore and exploit opportunities to reduce general and administrative expenses, including the establishment of a shared service function; and oversee the development and presentation of strategic alternatives for the Corporation.

        The principal individual goals for Robert E. Johnston were to finish the probationary period under the Corporation's plea agreement without any environmental incident; supervise conversion of a new product carrier to the Corporation's first shuttle tanker and deliver the shuttle tanker on time to its charterer; complete construction and delivery by year end of two new articulated tug barges on budget; contract for the completion of construction of two 8,000 horsepower tugs; assist in obtaining at least $300 million of Title XI financing secured by new shuttle tankers and articulated tug barges, develop and implement a plan to dispose of non-double hulled or fuel inefficient vessels in the US Flag fleet; spearhead efforts to ensure that US Flag operating expenses and drydocking costs are at or below the 2010 budgeted amounts, except for expenses necessary for environmental compliance; and reduce the rental costs of the Corporation's Philadelphia office.

        The principal individual goals for Mats Berglund were to complete the conversion of the TI Africa from a ULCC to a Floating Storage and Offloading vessel ("FSO") and deliver the FSO to its charterer on the best commercial terms that can be obtained; locate opportunities that result in the Corporation's vessels in the Crude Transportation unit commercially outperforming competitors' vessels; grow the Corporation's lightering business in the Gulf of Mexico and other appropriate locations; develop and implement a successful centralized bunker purchase program and a freight derivative hedging plan; and explore and carry out project management training for his business unit's employees.

        The principal individual goals for Mr. Ian T. Blackley were to achieve specified performance levels in certain operational metrics, including, safety, environmental performance, crew retention, and operating expenses; complete the conversion to FSOs of the TI Asia and TI Africa (two ULCCs) within the revised budget and deliver them to their charterers; establish and develop a Technical Services Group that will manage large projects, including newbuildings, standardize technical support across the Corporation and effectively monitor and implement new technical and environmental legislation; spearhead efforts to improve technical management standards across the international flag fleet; continue efforts to reduce general and administrative expenses; provide improved training to the Corporation's sea staff; and participate in the preparation of the Corporation's first health, safety and environment report to be distributed to the public.

        As noted earlier, the Corporation's ESO of a net loss of $73.9 million did not meet the minimum achievement required for payment of cash incentive compensation. The Compensation Committee determined that the failure to achieve the threshold level under the Incentive Compensation Plan was principally due to the poor condition of the global economy and shipping markets in particular. The Compensation Committee recognized that the NEOs succeeded in meeting several of their individual performance goals set forth above and the failure to meet the minimum ESO achievement level resulted from factors beyond the control of management. In light of the Corporation's financial performance, the CEO recommended that he not be granted any cash award and the Compensation Committee accepted his recommendation. Based on the achievements of the other NEOs as noted above and the objective of motivating talented executives and encouraging their long-term tenure with the Corporation, the Compensation Committee decided to award the four Named Executives Officers other than the CEO with the following bonuses: CFO—$211,200 (32% of his salary of $660,000); Mr. Robert E. Johnston—$87,700 (15.3% of his salary of $575,000); Mr. Mats Berglund—$160,000 (29% of his salary of $550,000) and Mr. Ian T. Blackley—$135,000 (36% of his salary of $375,000). These bonuses were not performance based compensation paid pursuant to a plan approved by stockholders. The amounts are a significant reduction from prior year bonuses and reflect the disappointment of both the Board and management with the Corporation's financial performance.

        The three measures for determining actual incentive awards for 2010, namely (i) the Corporation's ESO for such year, (ii) the ESO and specified performance metrics of such executive's business unit (if any) for such year and (iii) the executive's achievement of individual goals, are the same measures that were used for 2009 and that will be used for 2011. For 2011, the Compensation Committee determined that the target bonus and potential bonus ranges would remain unchanged from 2010 but that the potential bonus ranges would change to 65% to 120% of base salary for the NEOs other than the CEO and 130% to 240% of base salary for the CEO. This increase in the bottom of range of potential bonuses reflects the decision not to give any credit in the calculation of cash awards if the actual ESO measure is less than 90% of target rather than less than 70% of target as provided for in 2010.

Equity-Based Compensation

        The Corporation's equity-based compensation program is intended to align the interests of the Corporation's executive officers with those of the stockholders, and to focus executives on the achievement of long-term performance objectives that are aligned with the Corporation's business strategy, thereby establishing a direct relationship between compensation and operating performance. The Compensation Committee determined that for 2010 for the NEOs other than the CEO, one-third of total equity based compensation be paid in restricted stock, one-third in stock options and one-third in performance units, which is the same allocation as for 2009. This allocation results in two-thirds of the equity awards being performance based. For 2010, the Compensation Committee decided to award the CEO a higher percentage of total equity compensation that is performance based compared to the other NEOs because the CEO is responsible for the Corporation's overall business performance, awarding 50% of his equity grant in performance units and 25% in each of stock options and restricted stock, which is the same allocation as was used in 2009. This allocation results in three quarters of the equity awards being performance based. The Corporation believes that combined grants of restricted stock, stock options and performance units effectively balances the Corporation's objective of focusing the NEOs on delivering long-term value to stockholders with the goal of retaining talented executives and encouraging their long-term tenure with the Corporation.

        Grants of restricted stock provide executives with full ownership of Common Stock on the date the restriction lapses, providing value to executives and provide a retentive element to the Corporation's long-term incentive program. Unlike restricted stock, stock options only have value to the extent the price of the Corporation's Common Stock grows over the term of the award and, in this sense, are a motivational tool and are inherently performance based. Performance units convert into shares of Common Stock at the end of the performance period if the price of a share of Common Stock is at a certain minimum level. Performance units provide the possibility of conversion into a greater number of shares if the stock price increases during the performance period up to a maximum number of shares and the protection against the units losing all their value if the stock price decreases during the performance period but remains above a specified minimum level (unlike stock options which lose their value if the stock price is less than the option exercise price).

        Restricted stock awards have historically vested in four equal annual installments commencing one year after the date of the stock award. Stock option awards have historically vested in three equal annual installments commencing one year after the date of the option grant and have had an exercise term of ten years from the date of grant. Performance unit awards vest at the end of the performance period which for the performance units for 2010 is a three-year period, the same period as for those granted for 2009. The long-term vesting provisions of the restricted stock, stock options and performance units further the goal of executive retention.

        The value of equity awards granted to an executive, including each NEO, is determined subjectively based on a number of factors, including the executive's general level of performance, salary level and recent noteworthy achievements. All equity awards were made under the Corporation's 2004 Stock Incentive Plan, as amended and restated as of June 2, 2010 (the "2004 Stock Incentive Plan").

        In 2009, the Compensation Committee decided to determine equity and non-equity awards for eligible executives after the Audit Committee approves the Corporation's audited financial statements for the preceding fiscal year. Accordingly, on February 23, 2011, following the Audit Committee's approval of the 2010 audited financial statements, the Compensation Committee granted the Named Executive Officers, the number of shares of restricted stock, stock options and performance units set forth in the following table. The exercise price of the stock options is $34.90 per share, the closing price of a share of Common Stock on the date of grant.

Name	Number of Shares of Restricted Stock Granted	Value of Restricted Stock Grant	Number of Shares Underlying Stock Options Granted	Value of Stock Option Grant	Number of Shares of Performance Units Granted	Value of Performance Unit Grant	Total Value of all Grants
Morten Arntzen	11,820	$412,518	41,086	$412,503	20,528	$825,020	$1,650,040
Myles R. Itkin	3,296	$115,030	11,455	$115,008	2,862	$115,024	$345,062
Robert E. Johnston	2,293	$80,026	7,969	$80,009	1,991	$80,018	$240,053
Mats Berglund	2,293	$80,026	7,969	$80,009	1,991	$80,018	$240,053
Ian T. Blackley	2,340	$81,666	8,135	$81,675	2,032	$81,666	$245,007

        The performance units convert at the end of the three year performance period beginning on the grant date into a number of shares of common stock equal to the product of (i) the number of performance units granted times (ii) the fraction whose numerator is the average closing price of a share of common stock during the 20 trading days ending on the last day of the performance period provided that if such average is less than $17.45 (50% of the price of a share of common stock on the grant date) the numerator is zero and if such average is more than $69.80 (200% of the price of a share of common stock on the grant date) the numerator is $69.80 and the denominator is $34.90 (the price of a share of common stock on the grant date). Accordingly, if the stock price has decreased by more than 50% at the end of the performance period, the NEO receives no common stock, if the stock price ranges at the end of the performance period from 50% to 200% of the price at time of the grant, the NEO receives shares equal to 50% to 200% of the number of performance units granted and if the price has increased at the end of the performance period by more than 200%, the NEO receives 200% of the number of performance units granted. The performance units accrue dividends during the performance period at the same time and in the same amount as dividends are payable on shares of Common Stock, which performance unit dividends are payable in the form of additional performance units and vest at the end of the performance period (and thus are not paid unless the performance measure is satisfied).

        The Compensation Committee does not grant equity awards at other times of the year except in connection with the employment of a new executive or the renewal of a retention agreement with an executive. The fair market value and the exercise price of stock options are determined as of the closing price on the grant date. The Corporation does not backdate options or grant options retroactively. The Corporation does not time awards of restricted stock, stock options or performance units in coordination with the release of material nonpublic information.

        For 2010, the target equity award for the CEO was 200% of base salary and for the other NEOs was 100% of base salary. The CEO received equity awards equal to 183% of his base salary, Mr. Itkin received equity awards equal to 52% of his base salary, Mr. Johnston received equity awards equal to 42% of his base salary, Mr. Berglund received equity awards equal to 44% of his base salary and Mr. Blackley received equity awards equal to 65% of his base salary. These awards are reflective of the NEOs' individual performance, the performance of their respective business units where applicable, their leadership performance and their contributions to the long term strategy of the Company. The target equity awards for 2010 were the same as for 2009 and will be the same for 2011 because such equity awards continue to be appropriate in view of equity awards made by companies in the Compensation Comparison Group.

Stock Ownership Guidelines

        The Corporation requires that all employees at the senior management level who are granted equity awards retain all of the shares of Common Stock they receive upon the vesting, conversion or exercise of such awards (other than shares needed to pay income taxes arising from such vesting, conversion or exercise), unless after such disposition they would continue to own shares of Common Stock having a value which is a specified multiple of their base salary. For the CEO, the multiple is three times base salary and for the other NEOs the multiple is two times base salary. As of December 31, 2010, the CEO owned vested equity awards equal to five times his base salary, the CFO—1.08 times, Mr. Johnston—0.99 times, Mr. Berglund—1.18 times and Mr. Blackley—0.55 times.

Incentive Compensation Recoupment Policy for Executive Officers

        On January 19, 2010, the Compensation Committee adopted the Incentive Compensation Recoupment Policy for Executive Officers (the "Policy") effective commencing on January 1, 2010. The Policy generally provides that if an executive officer, including any Named Executive Officer, receives incentive compensation based on the achievement of a performance metric and the Board commences action to restate the calculation of such performance metric within five fiscal years due to a material misstatement or inaccuracy, the Corporation may require such executive officer to repay all or a portion of the amounts of such incentive compensation that the Board in good faith determines would not have been payable if not for the material misstatement or inaccuracy. The five year look back limitation does not apply where the Board determines that the executive officer's fraud, misconduct, negligence or other knowing actual involvement was a contributing factor to the need for the restatement. The Compensation Committee is monitoring the issuance of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to incentive compensation recoupment and will amend the Policy to the extent necessary to comply with such Act.

Hedging and Insider Trading

        Effective January 1, 2011, the Corporation updated its Insider Trading Policy to prohibit directors and employees of the Corporation from hedging their ownership of securities of the Corporation, including investing in options, puts, calls, short sales, futures contracts or other derivative instruments relating to Corporation securities, regardless of whether such directors and employees have material nonpublic information about the Corporation. In addition, the Insider Trading Policy prohibits the Corporation's directors and employees from purchasing or selling securities of the Corporation while in possession of material nonpublic information or otherwise using such information for their personal benefit. Directors and employees are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b-5 of the Securities Exchange Act of 1934, as amended, so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.

2007 Special Long-Term Equity Awards for the Chief Executive Officer

        In establishing the CEO's compensation for 2010, the Compensation Committee considered, among the other factors previously discussed, the special long-term equity awards made in 2007 in connection with amendments made to the employment letter agreement between the CEO and the Corporation. Pursuant to such awards, the CEO was granted restricted stock, stock options and restricted stock units ("RSUs") under the Corporation's 2004 Stock Incentive Plan as performance based awards, with a targeted total value at the end of the award of approximately $9 million. These equity awards were designed to retain the services of the CEO for at least the five years ending in February 2012 and to incentivize the CEO to achieve performance goals based on compound annual growth rate in the price of Common Stock of the Corporation over a five year period.

        The CEO was granted 23,645 shares of restricted stock, and stock options for 73,135 shares at an exercise price of $63.44 per share (the closing price on the grant date), which restricted stock vests, and stock options become exercisable, on February 15, 2012 (the "Vesting Date"). The CEO will become fully vested in such restricted stock and stock options prior to the Vesting Date upon a change of control of the Corporation and will vest in a pro rata portion of such restricted stock and stock options if his employment by the Corporation terminates prior to the Vesting Date for certain reasons, including death, disability, without cause or for good reason. The stock options expire on February 15, 2017.

        The CEO was also granted 47,289 RSUs and stock options for 146,270 shares of Common Stock at an exercise price of $63.44 per share. These RSUs convert into an equal number of shares of Common Stock, and these stock options become exercisable, if the performance goals discussed below are achieved. If performance goals are achieved during the three or four year periods commencing January 1, 2007, 50% of the RSUs and stock options applicable to such achieved performance goals are converted into Common Stock or become exercisable, as the case may be, on each of January 1, 2010 and January 1, 2011. The performance goals were not achieved during these time periods. If performance goals are achieved during the five year period, all of the RSUs and stock options applicable to such achieved performance goals are converted into Common Stock or become exercisable, as the case may be, on January 1, 2012. The RSUs have no voting rights. The Corporation will credit to a dividend book entry account on behalf of the CEO with respect to his RSUs the same cash dividend as is paid on shares of Common Stock from the grant date of the RSUs. Such dividends will be held un-invested and without interest and paid in cash to the CEO if and when the RSUs vest. If the options become exercisable, they expire on February 15, 2017.

        The performance goals for the RSUs and stock options are based on the compound annual growth rate ("CAGR") of a share of the Corporation's Common Stock, which is based solely on the annual stock price growth rate, compounded (adjusted for stock splits and stock dividends), and without regard to cash dividends from the opening price on January 3, 2007 which was $56.55 per share. The following table sets forth the performance goals. The performance targets for December 31, 2009 and December 31, 2010 were not achieved.

Minimum Price of Share of Common Stock

Earn out	December 31, 2009		December 31, 2010		December 31, 2011
Threshold—50% of RSUs and stock options that will convert or become exercisable	$75.02	(1)	$82.43	(1)	$90.58	(1)
Target—100% of RSUs and stock options that will convert or become exercisable	$93.51	(2)	$110.57	(2)	$130.75	(2)

(1)
Represents a 9.88% CAGR

(2)
Represents a 18.25% CAGR

Benefits

        In general, the Corporation provides benefits to its executives that it believes are important to maintain a competitive total compensation program. Benefits are designed to provide a reasonable level of retirement income and to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. The benefits offered to the Corporation's employees located in the United States, including all Named Executive Officers, are consistent with benefits offered by peer companies in the Compensation Comparison Group.

        The Corporation provides a tax qualified employee benefit plan to employees, the Savings Plan for Employees of OSG Ship Management, Inc. (the "Savings Plan"). Under the Savings Plan, eligible employees may contribute on a pre-tax basis an amount up to the limit imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Under the Savings Plan, the Corporation will match 100% of the first 6% of a participant's pre-tax contribution (subject to the Code limit). The maximum matching contribution for 2010 was $14,700.

        In addition, under the Savings Plan, the Corporation contributes to the plan account of each eligible employee an amount equal to 4% of the employee's cash compensation, generally base salary and an annual cash incentive up to limits imposed by the Code. For those employees who were employed by the Corporation on January 1, 2006 and were at least 50 years old on January 1, 2006, the Corporation contributes the additional percentage of such employee's cash compensation set forth below during the period beginning on January 1, 2006 and ending on the earlier of (i) the date the employee ceases to be employed by the Corporation and (ii) December 31, 2010, in all cases up to limits imposed by the Code (accordingly, this contribution will not be made for years after 2010):

Age on January 1, 2006	Percentage of Compensation
50-51	0.5%
52-53	1.0%
54	1.5%
55 or over	3.0%

        The Corporation's Supplemental Executive Savings Plan (the "Supplemental Plan") supplements the Savings Plan. Under the Supplemental Plan, for each employee for whom the Code limits on compensation and/or contributions restrict the amount the Corporation may contribute under the Savings Plan (other than matching contributions), the Corporation makes a book entry contribution with respect to such employee equal to the excess of the non-matching employer contributions the Corporation could have made under the Savings Plan had the Code limitations not applied over the amount it actually contributed under the Savings Plan. The Supplemental Plan provides deferred compensation to the NEOs, and serves in part as the successor to the supplemental executive retirement plans that were terminated effective December 31, 2005. The actuarial equivalent lump sum value of the participant's benefits under the terminated supplemental executive retirement plans were credited to specified accounts in the Supplemental Plan. Each participant in the Supplemental Plan selects how the participant's account balances should be invested from alternatives offered by the Corporation, including equity and debt funds, which selection may be changed daily by the participant. An NEO's account balance in the Supplemental Plan will be distributed to the NEO as soon as administratively feasible after the six month anniversary of the termination of the NEO's employment by the Corporation or an affiliate.

Employment Agreements and Severance and Termination

        The terms and features of the employment agreements, change of control agreements and severance protection benefits applicable to the Named Executive Officers are described on pages 42 - 45 of this proxy statement. Such terms and features are based on an evaluation by the Compensation Committee of comparable agreements and arrangements adopted by companies in the Compensation Comparison Group and general industry, using data compiled by FWC. The difference in the terms of such agreements between those applicable to the CEO and those applicable to the other Named Executive Officers reflects the differences found in comparable agreements of companies in the Compensation Comparison Group and general industry between those applicable to chief executive officers and to other executives. The adoption of these agreements is intended to make all arrangements for the Named Executive Officers competitive with companies in the Compensation Comparison Group.

        In December 2008, the Corporation entered into an amendment to an employment agreement with the CEO. The Corporation also entered into change of control protection agreements with each of the NEOs and adopted the Overseas Shipholding Group, Inc. Severance Protection Plan (the "Severance Plan") which covers the Named Executive Officers other than the CEO. The Corporation believes that its employment agreement, change of control protection agreements and Severance Plan are consistent with its overall compensation objective of attracting, motivating and retaining talented top executives and offering a compensation package that is fair. The change of control protection agreements are intended to retain executives and provide continuity of management in the event of an actual or threatened change of control of the Corporation and ensure that the executive's compensation and benefits expectations would be satisfied in such event. The employment agreement and Severance Plan are designed to offer executives protection for a possible loss of income in the event their employment is terminated without Cause.

        The change of control protection agreements with the NEOs have a "double trigger", meaning the executive officer's right to receive severance payments and benefits arise only if there is both a change of control and termination of employment within a specified period (including a diminution in duties). A double trigger was selected because unless the NEO's employment is terminated in connection with a change of control, a NEO's salary and bonus would continue to be paid by the acquiring entity, which is what the severance payment is based on and intended to replace. At the time the change of control protection agreements were entered into, the Compensation Committee determined to provide to the NEOs a gross-up on any excise tax if "parachute payments" exceed the Code Section 280G safe harbor threshold by more than 10%, a "modified gross-up", because it believed that such benefit was competitive with the benefit offered to chief executive officers and other senior executives of companies in the Compensation Comparison Group. These provisions have not been modified.

        In May 2010, the Corporation amended the change of control agreement with Mr. Blackley and the severance protection benefits applicable to Mr. Blackley to conform them to the agreements with, and benefits applicable, to the other NEOs (other than the CEO), reflecting Mr. Blackley's promotion in 2009 to his position as Senior Vice President and Head of International Shipping Operations of the Corporation.

        In connection with Mr. Blackley's appointment as Managing Director and Chief Operating Officer of OSG Ship Management (UK) Ltd., a subsidiary of the Corporation, effective September 1, 2005, and his relocation from New York to Newcastle, United Kingdom, the Corporation agreed to reimburse Mr. Blackley, a United States citizen, for the amount of income taxes he is required to pay to the United Kingdom Inland Revenue Service (known as tax equalization payments). In 2010, the Corporation paid $310,561 on behalf of Mr. Blackley with respect to tax equalization. Mr. Blackley is responsible for paying his United States income taxes.

        On March 2, 2011, Mr. Mats Berglund resigned as an officer of the Corporation and his employment by the Corporation ended. Mr. Berglund did not receive any additional payments or benefits from the Corporation in connection with his resignation and his unvested equity awards were all forfeited.

Risk Mitigation

        The Corporation does not believe that the performance-based nature of the compensation of the Named Executive Officers encourages excessive risk-taking by the Named Executive Officers that would potentially threaten the economic viability of the Corporation. Target compensation mix is not overly weighted toward annual incentive awards and represents a balance of cash, long-term equity based compensation vesting over three to five years and long-term performance based units vesting over three to five years. The principal performance based measure is the Corporation's ESO which depends on the Corporation's business and strategic plan. The Board has an active role in overseeing the Corporation's business and strategic plan and managing the associated risks in business operations and implementation of the strategic plan. The use of multiple long-term incentives provides balance to the compensation program and reduces the risk of excessive risk taking behavior.

        Each component of performance based compensation is subject to a limit on the cash paid or the number of shares delivered. The performance criteria are designed to focus on performance metrics that deliver value to stockholders and that focus on the strength of the business. Further, as noted

above, the Corporation has instituted stock ownership guidelines that require the Named Executive Officers to maintain a substantial ownership interest in the Corporation, further aligning their interests to those of other stockholders while mitigating the chance of excessive risk taking. In addition, the Corporation has adopted the Incentive Compensation Recoupment Policy for Executive Officers that provides that if an executive officer, including a NEO, receives incentive compensation based on the achievement of a performance metric and the Board commences action to restate the calculation of such metric because of a material misstatement or inaccuracy, the Corporation may require such executive to repay all or a portion of the amounts of such incentive compensation that the Board in good faith determines would not have been payable if not for the material misstatement or inaccuracy.

Tax Compliance Policy

        Pursuant to Section 162(m) of the Code, compensation exceeding $1 million paid to the Corporation's CEO and the three other most highly compensated executive officers (other than the CFO) generally may not be deducted by the Corporation. An exception is compensation that is performance based pursuant to criteria under a plan approved by the stockholders. The 2004 Stock Incentive Plan contains performance-based conditions and has been approved by stockholders so that awards may be granted under the 2004 Stock Incentive Plan that are not intended to be limited by Section 162(m) of the Code. The Compensation Committee has structured, where possible, awards to executive officers under the Corporation's Incentive Compensation Plan and long-term incentive program to qualify for the performance based exception. As noted earlier, the cash bonuses paid to the NEOs for 2010 were not paid pursuant to the Incentive Compensation Plan and to the extent that these bonuses resulted in the compensation of the NEOs other than the CFO exceeding $1 million, excluding other approved, performance based compensation, the excess may not be deducted by the Corporation for Federal income tax purposes under section 162(m) of the Code. The Committee believes that stockholder interests are best served if the Compensation Committee's discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Such action may be necessary in order for the Corporation to meet competitive market pressures and to ensure that it is able to attract and retain top talent to lead the organization successfully.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee, comprised entirely of independent directors, has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed that Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement (and be incorporated by reference into the Corporation's 2010 Annual Report on Form 10-K).

Compensation Committee:
Charles A. Fribourg, Chairman
Oudi Recanati
Thomas B. Coleman
Jean-Paul Vettier

        In accordance with the rules of the SEC, the report of the Compensation Committee does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act").

SUMMARY COMPENSATION TABLE

        The following Summary Compensation Table includes individual compensation information for services in all capacities for the Corporation and its subsidiaries by the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other All Compensation (4)	Total
Morten Arntzen	2010	$900,000	$0	$1,275,011	$425,004	$0	$0	$103,817	$2,703,832
President and Chief	2009	900,000	500,000	0	0	0	0	89,082	1,489,082
Executive Officer	2008	900,000	200,000	2,299,980	2,299,994	2,500,000	0	348,438	8,548,412
Myles R. Itkin	2010	$660,000	$211,200	$255,019	$127,493	$0	$0	$106,053	$1,359,765
Executive Vice	2009	660,000	237,600	0	0	0	0	91,930	989,530
President, Chief	2008	660,000	0	552,475	552,498	994,125	0	255,764	3,014,862
Financial Officer and
Treasurer
Robert E. Johnston	2010	$575,000	$87,700	$195,040	$97,497	$0	$0	$92,465	$1,047,702
Senior Vice President	2009	575,000	200,000	0	0	0	0	178,175	953,175
and Head of US Flag	2008	575,000	0	417,495	417,498	838,500	0	215,785	2,464,278
Mats Berglund	2010	$550,000	$160,000	$162,415	$81,194	$0	$0	$62,976	$1,016,585
Former Senior Vice	2009	550,000	180,000	0	0	0	0	59,058	789,058
President and Head of	2008	550,000	0	510,018	509,996	834,625	0	144,196	2,548,835
CrudeTransportation(5)
Ian T. Blackley	2010	$375,000	$135,000	$159,994	$80,003	$0	$0	$372,527	$1,122,524
Senior Vice President,	2009	375,000	135,000	0	0	0	0	151,652	661,652
Head of International	2008	375,000	0	192,456	192,496	533,775	0	41,566	1,335,293
Shipping Operations
and Managing Director
of OSG Ship
Management (UK) Ltd.

(1)
For 2009 and 2010, this amount reflects discretionary bonuses granted to the NEOs (other than the CEO for 2010), to recognize their individual contributions made in such years despite the fact the Corporation did not achieve its threshold ESO targets under the Incentive Compensation Plan. The CEO voluntarily refused a discretionary bonus for 2010 because of the Corporation's unsatisfactory financial performance for 2010. See page 28 of this proxy statement for additional information regarding such discretionary bonuses for 2010.

(2)
These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to FASB ASC Topic 718. For additional information about the valuation assumptions with respect to equity awards, see Note M—Capital Stock and Stock Compensation in the Corporation's annual financial statements for 2010 contained in the Corporation's Annual Report on Form 10-K for 2010. The Compensation Committee approved equity awards for 2010 service on February 23, 2011. See pages 29-30 of this proxy statement for information concerning such awards. The awards are not included in this table because they were not made in 2010. For the performance units granted on February 23, 2010, this amount reflects the grant date value of a payout of 100% of the performance units granted as follows: Mr. Arntzen—$850,027, Mr. Itkin—$127,514, Mr. Johnston—$97,524, Mr. Berglund $81,217, and Mr. Blackley—$80,011. This number includes the value of restricted stock and performance units granted on February 23, 2010 at target. If the maximum performance is achieved (i.e. a payout of 200% of the performance units granted), the grant date value for each NEO with respect to such performance units was: Mr. Arntzen—$1,407,202, Mr. Itkin—$211,098, Mr. Johnston—$161,448, Mr. Berglund $134,453, and Mr. Blackley—$132,457.

(3)
The amounts shown in this column for 2010 and 2009 reflect the amounts paid in 2011 and 2010 under the Corporation's Incentive Compensation Plan for 2010 and 2009, respectively. The amounts shown in this column for 2008 reflect the amounts paid in 2008 under the Corporation's Incentive Compensation Plan for 2008.

(4)
See All Other Compensation Table below for additional information.

(5)
On March 2, 2011, Mr. Berglund resigned as an officer of the Corporation and his employment by the Corporation ended.

 ALL OTHER COMPENSATION TABLE

        The following table describes each component of the All Other Compensation column for 2010 in the Summary Compensation Table.

Name	Savings Plan Matching Contribution (1)	Qualified Defined Contribution Plan (2)	Nonqualified Defined Contribution Plan (3)	Life Insurance Premiums (4)	Other (5)	Total
Morten Arntzen	$14,700	$11,025	$52,137	$6,350	$19,605	$103,817
Myles R. Itkin	$14,700	$17,150	$45,640	$12,544	$16,019	$106,053
Robert E. Johnston	$14,700	$17,150	$40,142	$5,705	$14,768	$92,465
Mats Berglund	$13,962	$9,800	$19,400	$3,600	$16,214	$62,976
Ian T. Blackley	$14,700	$11,025	$11,925	$3,600	$331,277	$372,527

(1)
Constitutes the Corporation's matching contributions under the Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(2)
Constitutes the Corporation's contributions under the defined contribution plan portion of the Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(3)
Constitutes the Corporation's contributions under the Corporation's Supplemental Executive Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(4)
Life insurance premiums represent the cost of term life insurance paid on behalf of the NEO.

(5)
Other includes $310,561 paid on behalf of Mr. Blackley with respect to tax equalization, which is described on page 45 of this proxy statement. Other also includes for each NEO the following amounts under plans and arrangements generally maintained by the Corporation for all employees (other than "umbrella" liability insurance coverage): (a) medical coverage premiums of $9,888 for Messrs. Arntzen and Berglund, $6,302 for Messrs. Itkin and Johnston, and $15,111 for Mr. Blackley; (b) long term disability plan premiums of $7,854 for Mr. Arntzen, $7,851 for Mr. Itkin, $6,843 for Mr. Johnston, and $4,463 for each of Messrs. Berglund and Blackley; (c) $720 paid under the Corporation's Transportation Program, a tax-free, commuter subsidy program for employees located in New York (Messrs. Johnston and Blackley are not eligible for this program); (d) a premium for each NEO of $1,143 for "umbrella" liability insurance coverage in the amount of $10,000,000; and (e) a gym reimbursement of $480 for Mr. Johnston.

GRANTS OF PLAN-BASED AWARDS

        The following table lists the grants made in fiscal 2010 under the Corporation's Incentive Compensation Plan and the Corporation's 2004 Stock Incentive Plan, the Corporation's only incentive award plans. Equity awards with respect to fiscal 2010 were made by the Compensation Committee on February 23, 2011 as described in the Compensation Discussion and Analysis section on pages 29-30 of this proxy statement.

								All Other Stock Awards: Number of Shares of Stock or Stock Units (2)(#)
					Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3) (4)					All Other Option Awards: Number of Securities Underlying Options (2)(#)
												Exercise or Base Price of Option Awards ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)											Grant Date Fair Value of Stock and Option Awards (3)
					Threshold (#)	Target (#)	Maximum (#)
Name	Grant Date	Threshold	Target	Maximum
Morten Arntzen	3/26/2010	$990,000	$1,620,000	$2,160,000	—	—	—	—		—		—	—
	2/23/2010	—	—	—	—	—	—	9,793	(5)	—		—	$425,016
	2/23/2010	—	—	—	—	—	—	—		31,412	(6)	$43.40	$425,004
	2/23/2010	—	—	—	8,106	16,212	32,424	—		—		—	—
Myles R. Itkin	3/26/2010	$363,000	$594,000	$792,000	—	—	—	—		—		—	—
	2/23/2010	—	—	—	—	—	—	2,938	(5)	—		—	$127,509
	2/23/2010	—	—	—	—	—	—	—		9,423	(6)	$43.40	$127,493
	2/23/2010	—	—	—	1,216	2,432	4,864	—		—		—	—
Robert E. Johnston	3/26/2010	$301,875	$488,750	$690,000	—	—	—	—		—		—	—
	2/23/2010	—	—	—	—	—	—	2,247	(5)	—		—	$97,520
	2/23/2010	—	—	—	—	—	—	—		7,206	(6)	$43.40	$97,497
	2/23/2010	—	—	—	930	1,860	3,720	—		—		—	—
Mats Berglund	3/26/2010	$288,750	$467,500	$660,000	—	—	—	—		—		—	—
	2/23/2010	—	—	—	—	—	—	1,871	(5)	—		—	$81,201
	2/23/2010	—	—	—	—	—	—	—		6,001	(6)	$43.40	$81,194
	2/23/2010	—	—	—	774	1,549	3,098	—		—		—	—
Ian T. Blackley	3/26/2010	$196,875	$318,750	$450,000	—	—	—	—		—		—	—
	2/23/2010	—	—	—	—	—	—	1,843	(5)	—		—	$79,986
	2/23/2010	—	—	—	—	—	—	—		5,913	(6)	$43.40	$80,003
	2/23/2010	—	—	—	763	1,526	3,052	—		—		—	—

(1)
Awards made under the Corporation's Incentive Compensation Plan.

(2)
Awards made under the Corporation's 2004 Stock Incentive Plan.

(3)
For a discussion of the assumptions made in determining the fair value on the grant date of the stock option awards, see Note M—Capital Stock and Stock Compensation to the Corporation's audited financial statements for 2010 contained in the Corporation's Annual Report on Form 10-K for 2010.

(4)
Reflects performance units that convert at the end of the three year performance period beginning on the grant date of February 23, 2010 into a number of shares of common stock equal to the product of (i) the number of performance units granted times (ii) the fraction whose numerator is the average closing price of a share of common stock during the 20 trading days ending on the last day of the performance period provided that if such average is less than $21.70 (50% of the price of a share of common stock on the grant date) the numerator is zero and if such average is more than $86.80 (200% of the price of a share of common stock on the grant date) the numerator is $86.80 and the denominator is $43.40 (the price of a share of common stock on the grant date). The performance units accrue dividends during the performance period at the same time and in the same amount as dividends are payable on shares of Common Stock, which performance unit dividends are payable in the form of additional performance units and vest at the end of the performance period (and thus are not paid unless the performance measure is satisfied).

(5)
Reflects restricted stock awards that vest in four equal annual installments as described on page 29 of this proxy statement.

(6)
Reflects stock option awards that vest in three equal annual installments as described on page 29 of this proxy statement.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides information as of December 31, 2010 concerning the holdings of stock options and stock awards by the Named Executive Officers. This table includes unexercised and unvested option and stock awards. Awards of options vest in three equal annual installments commencing one year after the date of the option grant. Awards of restricted stock vest in four equal annual installments commencing one year after the date of the stock award. The market value of the stock awards is based on the closing market price of the Corporation's Common Stock as of December 31, 2010, which was $35.42 per share. Additional information regarding these awards is included in the Compensation Discussion and Analysis on pages 29-30 of this proxy statement.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Morten Arntzen	100,000	—		—		$35.70	01/19/2014	—		—	—		—
	12,902	—		—		$52.40	01/12/2015	—		—	—		—
	44,791	—		—		$49.05	01/18/2016	—		—	—		—
	86,806	—		—		$55.03	01/10/2017	—		—	—		—
	—	73,135	(1)	—		$63.44	02/15/2017	—		—	—		—
	—	—		146,270	(2)	$63.44	02/15/2017	23,645	(3)	$837,506	47,289	(4)	$1,674,976
	43,668	21,834	(5)	—		$64.92	01/10/2018	—		—	—		—
	75,290	37,646	(6)	—		$40.95	12/17/2018	—		—	—		—
	—	31,412	(7)	—		$43.40	02/23/2020	—		—	—		—
	—	—				—	—	39,281	(8)	$1,391,333	16,212	(13)	$574,229
Myles R. Itkin	6,244	—		—		$52.40	01/12/2015	—		—	—		—
	19,294	—		—		$49.05	01/18/2016	—		—	—		—
	23,148	—		—		$55.03	01/10/2017	—		—	—		—
	12,372	6,187	(5)	—		$64.92	01/10/2018	—		—	—		—
	14,544	7,273	(6)	—		$40.95	12/17/2018	—		—	—		—
	—	9,423	(7)	—		$43.40	02/23/2020	—		—	—		—
	—	—		—		—	—	9,970	(9)	$353,137	2,432	(13)	$86,141
Robert E. Johnston	4,451	—		—		$52.40	01/12/2015	—		—	—		—
	17,227	—		—		$49.05	01/18/2016	—		—	—		—
	17,361	—		—		$55.03	01/10/2017	—		—	—		—
	9,279	4,604	(5)	—		$64.92	01/10/2018	—		—	—		—
	11,122	5,562	(6)	—		$40.95	12/17/2018	—		—	—		—
	—	7,206	(7)	—		$43.40	02/23/2020	—		—	—		—
	—	—		—		—	—	7,558	(10)	$267,704	1,860	(13)	$65,881
Mats Berglund	10,688	—		—		$62.32	09/01/2015	—		—	—		—
	12,404	—		—		$49.05	01/18/2016	—		—	—		—
	20,255	—		—		$55.03	01/10/2017	—		—	—		—
	10,826	5,413	(5)	—		$64.92	01/10/2018	—		—	—		—
	14,544	7,273	(6)	—		$40.95	12/17/2018	—		—	—		—
	—	6,001	(7)	—		$43.40	02/23/2020	—		—	—		—
	—	—		—		—	—	8,348	(11)	$295,686	1,549	(13)	$54,886
Ian T. Blackley	935	—		—		$52,40	01/12/2015	—		—	—		—
	3,445	—		—		$49.05	01/18/2016	—		—	—		—
	10,127	—		—		$55.03	01/10/2017	—		—	—		—
	4,548	2,275	(5)	—		$64.92	01/10/2018	—		—	—		—
	4,620	2,310	(6)	—		$40.95	12/17/2018	—		—	—		—
	—	5,913	(7)	—		$43.40	02/23/20	—		—	—		—
	—	—		—		—	—	4,425	(12)	$156,733	1,526	(13)	$54,050

(1)
These options become fully vested and exercisable on February 15, 2012.

(2)
If certain performance goals are achieved during the five year period commencing January 1, 2007, all of the options applicable to such achieved performance goals become fully vested and exercisable on January 1, 2012. The specified performance goals are described on page 32 of this proxy statement.

(3)
These shares of restricted stock become vested on February 15, 2012, the fifth anniversary of the grant date.

(4)
If certain performance goals are achieved during the five year period commencing January 1, 2007, all of the shares of restricted stock applicable to such achieved performance goals become vested on January 1, 2012. The specified performance goals are described on page 32 of this proxy statement.

(5)
These options vested on January 10, 2011.

(6)
These options become fully vested and exercisable on December 17, 2011.

(7)
One-third of these options became vested and exercisable on February 23, 2011, and one-third of these options become vested and exercisable on each of February 23, 2012 and February 23, 2013.

(8)
Of these shares of restricted stock, 11,436 shares vested on January 10, 2011, 4,621 shares become vested on January 10, 2012, 6,716 shares become vested on each of December 17, 2011 and December 17, 2012, 2,448 shares vested on February 23, 2011, 2,448 shares become vested and exercisable on each of February 23 2012 and February 23, 2013 and 2,449 shares become vested on February 23, 2014.

(9)
Of these shares of restricted stock, 3,127 shares vested on January 10, 2011, 1,310 shares become vested on January 10, 2012, 1,297 shares become vested on December 17, 2011, 1,298 shares become vested on December 17, 2012, 734 shares vested on February 23, 2011, 734 shares become vested and exercisable on February 23, 2013 and 735 shares become vested and exercisable on each of February 23, 2012 and February 23, 2014.

(10)
Of these shares of restricted stock, 2,345 shares vested on January 10, 2011, 982 shares become vested on January 10, 2012, 992 shares become vested on each of December 17, 2011 and December 17, 2012, 561 shares vested on February 23, 2011, and 562 shares become vested on each of February 23, 2012, February 23, 2013 and on February 23, 2014.

(11)
Of these shares of restricted stock, 2,736 shares vested on January 10, 2011, 1,146 shares become vested on January 10, 2012, 1,297 shares become vested on December 17, 2011, 1,298 shares become vested on December 17, 2012, 467 shares vested on February 23, 2011 and 468 shares become vested on each of February 23, 2012, February 23, 2013 and February 23, 2014.

(12)
Of these shares of restricted stock, 1,276 shares vested on January 10, 2011, 482 shares become vested on January 10, 2012, 412 shares become vested on each of December 17, 2011 and December 17, 2012, 460 shares vested on February 23, 2011 and 461 shares become vested on each of February 23, 2012, February 23, 2013 and February 23, 2014.

(13)
These performance units convert at the end of the three year performance period beginning on the grant date of February 23, 2010 into a number of shares of common stock based on the average closing price of a share of common stock during the 20 trading days ending on the last day of the performance period as described in note 4 on page 38 of this proxy statement.

 OPTION EXERCISES AND STOCK VESTED

        The following table provides information on vesting of restricted stock to the Named Executive Officers in 2010. There were no exercises of stock options by the Named Executive Officers in 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Morten Arntzen(1)	—	—	22,293	$1,034,768
Myles R. Itkin(2)	—	—	6,207	$296,612
Robert E. Johnston(3)	—	—	4,930	$236,025
Mats Berglund(4)	—	—	5,180	$244,452
Ian T. Blackley(5)	—	—	2,007	$96,275

(1)
Mr. Arntzen acquired 11,435 shares of common stock with a market price of $51.39 on January 10, 2010, 4,142 shares of common stock with a market price of $50.42 on January 18, 2010, and 6,716 shares of common stock with a market price of $35.48 on December 17, 2010, all as a result of the lapse of vesting restrictions on these shares.

(2)
Mr. Itkin acquired 3,126 shares of common stock with a market price of $51.39 on January 10, 2010, 1,784 shares of common stock with a market price of $50.42 on January 18, 2010, and 1,297 shares of common stock with a market price of $35.48 on December 17, 2010, all as a result of the lapse of vesting restrictions on these shares.

(3)
Mr. Johnston acquired 2,345 shares of common stock with a market price of $51.39 on January 10, 2010, 1,593 shares of common stock with a market price of $50.42 on January 18, 2010, and 992 shares of common stock with a market price of $35.48 on December 17, 2010, all as a result of the lapse of vesting restrictions on these shares.

(4)
Mr. Berglund acquired 2,736 shares of common stock with a market price of $51.39 on January 10, 2010, 1,147 shares of common stock with a market price of $50.42 on January 18, 2010, and 1,297 shares of common stock with a market price of $35.48 on December 17, 2010, all as a result of the lapse of vesting restrictions on these shares.

(5)
Mr. Blackley acquired 1,276 shares of common stock with a market price of $51.39 on January 10, 2010, 319 shares of common stock with a market price of $50.42 on January 18, 2010, and 412 shares of common stock with a market price of $35.48 on December 17, 2010, all as a result of the lapse of vesting restrictions on these shares.

NONQUALIFIED DEFERRED COMPENSATION

        The following table provides information with respect to the deferral of compensation on a non-tax qualified basis to the Supplemental Plan for each NEO in 2010.

Name	Executive Contributions in 2010	Corporation Contributions in 2010(1)	Aggregate Earnings in 2010(2)	Aggregate Withdrawals/ Distributions in 2010(2)	Aggregate Balance at December 31, 2010(3)
Morten Arntzen	—	$52,137	$131,713	—	$1,025,107
Myles R. Itkin	—	$45,640	$27,398	—	$3,034,899
Robert E. Johnston	—	$40,142	$663,620	—	$5,967,555
Mats Berglund	—	$19,400	$35,816	—	$363,105
Ian T. Blackley	—	$11,925	$21,339	—	$179,760

(1)
Constitutes the Corporation's contribution under the Supplemental Plan for each NEO. These are the same amounts as provided in the All Other Compensation Table under the column titled Nonqualified Defined Contribution Plan.

(2)
Constitutes the aggregate earnings for each NEO on the Officer's account balance under the Supplemental Plan. Such earnings are not deemed to be preferential or above market and, therefore, are not included in the Summary Compensation Table.

(3)
Constitutes the aggregate balance under the Supplemental Plan for each NEO at fiscal year end.

AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

        The Corporation has entered into an employment agreement with the CEO and, prior to the termination of his employment, the Corporation was a party to an employment agreement with Mr. Mats Berglund. The Corporation has also entered into change of protection agreements with each of the NEOs and adopted the Severance Plan which covers the NEOs other than the CEO. The employment agreements and the Severance Plan are designed to offer executives protection for a possible loss of income if their employment is terminated without Cause. The term Cause as defined in such agreements (other than Mr. Berglund's employment agreement) and the Severance Plan generally means (i) the executive's willful misconduct involving the Corporation or its assets, business or employees or in the performance of the executive's duties which materially injure the Corporation, (ii) the executive's indictment for, or conviction of (or plea of guilty or nolo contendere to), a felony or, under the Severance Plan, certain other crimes, (iii) the executive's continued and substantial failure to perform the executive's duties with the Corporation which failure continues for a period of at least ten (10) days after written notice thereof from the Corporation, (iv) the executive's breach of any material provision of any agreement with the Corporation, which breach, if curable is not cured within ten (10) days after written notice from the Corporation or (v) the executive's failure to attempt in good faith to promptly follow a written direction of the Board or, other than Mr. Arntzen's agreements, a more senior officer.

  Employment Agreements

        The Corporation and Mr. Arntzen are parties to an employment letter agreement dated as of January 19, 2004, as amended on February 15, 2007 and December 31, 2008, pursuant to which the Corporation employs Mr. Arntzen as its President and Chief Executive Officer at a base salary of no less than $900,000 per year. If the Corporation terminates Mr. Arntzen's employment without Cause or Mr. Arntzen resigns with Good Reason (as defined in the agreement) prior to January 19, 2012, then, upon Mr. Arntzen's signing of a general release, the Corporation shall pay him two years of base salary, a pro-rata portion of his annual bonus for the year in which such termination occurs based on actual results for such year and continued health care coverage for up to 18 months. The term Good Reason (as used in Mr. Arntzen's employment letter agreement) generally means (i) any material diminution in Mr. Arntzen's position, duties, responsibilities, or authority or assignment to him of duties and responsibilities materially inconsistent with his position, (ii) any reduction in annual base salary, (iii) relocation of his principal business location outside of Manhattan and more than 50 miles from his current principal residence, (iv) any material breach by the Corporation of any material provision of the letter agreement, (v) the failure of the Board to elect or re-elect him as a member of the Board or as President or his removal from any such position (if not for Cause), or (vi) the failure of an acquiror of all or substantially all of the assets or business of the Corporation to assume the Corporation's obligations under the employment letter agreement.

        The Corporation and Mr. Berglund were parties to an employment letter agreement dated June 29, 2005 pursuant to which the Corporation employed Mr. Berglund as a Senior Vice President and Head of Crude Transportation at a base salary of $550,000 per year. The agreement contained restrictive covenants, including an agreement not to solicit or induce employees to cease working for the Corporation or its subsidiaries during the term of the agreement and for one year thereafter. The Corporation and Mr. Berglund were also parties to an agreement that provides that the definition of "Cause" and "Good Reason" set forth in his employment letter would not apply while he is entitled to severance benefits under the Severance Plan or his change of control protection agreement. On March 2, 2011, Mr. Berglund resigned as an officer of the Corporation and his employment by the Corporation ended. Mr. Berglund did not receive any additional payments or benefits from the Corporation in connection with his resignation and his unvested equity awards were all forfeited.

  Change of Control Protection Agreements

        The Corporation and Mr. Arntzen are parties to a change of control protection agreement that was amended and restated as of December 31, 2008, providing that if there is a Change of Control on or prior to January 19, 2012, Mr. Arntzen will be entitled to certain payments and benefits upon a termination of his employment (whether voluntary or involuntary) for any time within two years after the Change of Control or upon termination of his employment by the Corporation without Cause or by Mr. Arntzen with Good Reason within 120 days prior to the Change of Control. Upon any such termination, Mr. Arntzen will be entitled to payment of incurred but unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the applicable employee benefit, equity or incentive plans of the Corporation then in effect. If such termination is without Cause or for Good Reason, Mr. Arntzen will also be entitled to receive (i) three times his annual salary plus his highest target annual incentive compensation in effect within 180 days prior to or at any time after the Change of Control; provided that if no target annual incentive compensation is in effect during such period, then Mr. Arntzen's target incentive compensation will be deemed to be 50% of his annual base salary rate in effect immediately prior to his termination; (ii) an amount equal to 36 months of additional employer contributions under any qualified or nonqualified defined contribution plan or arrangement maintained by the Corporation applicable to Mr. Arntzen with an increase in his age by three years for purposes of calculating any early retirement subsidy or actuarial reduction; (iii) a pro rata annual bonus for the year in which Mr. Arntzen's employment is terminated based on the actual results for such year and pro rated based on the portion of the year Mr. Arntzen was employed; (iv) three years of continued coverage for Mr. Arntzen and his dependents under the Corporation's health plan and for Mr. Arntzen under the Corporation's life insurance plan; and (v) full vesting of any outstanding equity awards. In addition, if and to the extent that payments, benefits and other amounts received by Mr. Arntzen as a result of a change of control that are subject to excise tax ("parachute payments" under Section 280G of the Code) exceed the Section 280G safe harbor threshold by 10% or less, the Corporation will not provide a gross-up to Mr. Arntzen. Instead, the amounts to be paid to Mr. Arntzen will be reduced or "cutback", to an amount that would result in no excise tax being due but only if the reduced payments, benefits and other amounts (after tax) would be greater than the unreduced amounts less the payment by Mr. Arntzen of applicable excise and other taxes. If such amounts exceed the Section 280G safe harbor threshold by more than 10%, the Corporation will provide Mr. Arntzen with a gross-up on any excise tax incurred by him.

        The Corporation also is party to a Change of Control Protection Agreement, dated as of December 31, 2008, with each of Messrs. Itkin, Johnston, Berglund and Blackley (which, in the case of Mr. Blackley was amended in 2010) each providing that if there is a Change of Control on or prior to December 31, 2011 and the executive's employment with the Corporation is terminated by the Corporation without Cause or by the executive for Good Reason at any time within two years after the Change of Control or if a Change of Control takes place within 90 days after an executive is terminated in an Anticipatory Termination (as defined in the Agreement), the executive will receive the following payments and benefits from the Corporation: (i) incurred but unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the applicable employee benefit, equity or incentive plans of the Corporation then in effect; (ii) two times the sum of (x) the executive's annual base salary rate in effect immediately prior to his termination plus (y) the executive's highest target annual incentive compensation in effect within 180 days prior to, or at any time after, the Change of Control; provided, that if no target annual incentive compensation is in effect during such period, then the executive's target incentive compensation will be deemed to be 50% of the executive's annual base salary rate in effect immediately prior to his termination; (iii) an amount equal to 24 months of additional employer contributions under any qualified or nonqualified defined contribution pension plan or arrangement maintained by the Corporation, applicable to the executive; (iv) a pro rata annual bonus for the year in which the executive's employment is terminated based on the actual results for such year and pro rated based on the portion of the year the executive was employed; (v) continued health care benefits for up to 24 months; and (vi) full vesting of outstanding equity awards. If and to the extent that the executive receives "parachute payments" as a result of the Change of Control, the executive will receive the "modified gross-up" as described above with respect to Mr. Arntzen.

        Messrs. Itkin, Johnston, Berglund and Blackley have also agreed under such agreements that during the term of the executive's employment with the Corporation and thereafter to (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the Corporation and (ii) fully cooperate with the Corporation in connection with any matter, investigation, proceeding or litigation regarding any matter in which the executive was involved during the executive's employment. During the executive's employment and, if the executive is receiving payments under the agreement, for the one year period following the termination of the executive's employment with the Corporation, the executive will not compete with any business conducted by the Corporation, will not solicit any employee of the Corporation to leave the employ of the Corporation and will not solicit or induce any customer of the Corporation to purchase services offered by the Corporation from another entity.

  Severance Plan

        The Severance Plan originally became effective on January 1, 2006 and will continue until terminated on not less than one year's notice to the executives then participating in the Severance Plan. The Severance Plan provides that if employment with the Corporation is terminated without Cause, the executive will receive the following payments and benefits: (i) incurred but unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the then applicable employee benefit, equity or incentive plans of the Corporation then in effect; (ii) an amount equal to the executive's monthly base salary rate in effect prior to the termination for 24 months after the executive's employment terminates; (iii) a pro-rata portion of the executive's annual bonus for the year in which the executive's termination occurs based on actual results for such year; and (iv) continued health care coverage for up to 18 months.

        Pursuant to the Severance Plan, Messrs. Itkin, Johnston, Berglund and Blackley each agreed that during the term of the executive's employment and thereafter the executive shall (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the Corporation, (ii) fully cooperate with the Corporation in connection with any matter, investigation, proceeding or litigation regarding any matter in which the executive was involved during the executive's employment and (iii) not disparage the Company or its employees, officers, directors, products or services. During the executive's employment and for the one year period following the termination of the executive's employment with the Corporation, the executive will not compete with any material business conducted by the Corporation on the date the executive is terminated and will not solicit or induce any customer of the Corporation to purchase services offered by the Corporation from another entity. During the executive's employment and for the two year period following the termination of the executive's employment, the executive will not solicit any employee of the Corporation to leave the employ of the Corporation.

  Tax Equalization Agreement with Mr. Blackley

        The Corporation and Mr. Blackley are parties to a tax equalization agreement dated September 11, 2006 in connection with Mr. Blackley's relocation from New York to Newcastle, United Kingdom, under which the Corporation reimburses Mr. Blackley, a United States citizen, for the amount of income taxes he is required to pay the United Kingdom Inland Revenue Service. Mr. Blackley is responsible for paying his United States income taxes.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL

        The following table discloses the amounts payable to the NEOs upon termination of the executive's employment due to involuntary termination without Cause, death, Disability (the executive's failure to perform the executive's material duties and responsibilities as a result of a physical or mental illness or injury for more than one hundred and eighty (180) days during a three hundred and sixty-five (365) day period), or in connection with a change of control of the Corporation with involuntary termination or voluntary termination with good reason. No Named Executive Officer is currently eligible for normal retirement at age 65. The table excludes amounts payable pursuant to the Supplemental Executive Savings Plan and pursuant to plans that do not discriminate in favor of executive officers and that are available generally to all salaried employees, such as the Savings Plan. Under the change of control protection agreements, if an executive's employment is terminated for "Cause", then the executive will not receive any benefits or compensation other than any accrued salary or vacation pay that remained unpaid through the date of termination and, therefore, there is no presentation of termination for "Cause" in the table below.

Event(1)	Morten Arntzen	Myles R. Itkin	Robert E. Johnston	Mats Berglund	Ian T. Blackley
Involuntary Termination Without Cause or, with respect to Mr. Arntzen, voluntary with Good Reason—No Change of Control
Cash severance payment(2)	$1,800,000	$1,320,000	$1,150,000	$1,100,000	$750,000
Health Benefits(3)	$27,576	$18,786	$18,786	$27,576	$22,684
Accelerated time-based stock options(4)	$0	$0	$0	$0	$0
Accelerated performance-based stock options(5)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(6)	$2,047,415	$353,137	$267,704	$295,686	$156,734
Accelerated performance share units(7)	$1,339,981	$0	$0	$0	$0

Total	$5,214,972	$1,691,923	$1,436,490	$1,423,262	$929,417
Death
Accelerated time-based stock options(4)	$0	$0	$0	$0	$0
Accelerated performance-based stock options(5)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(6)	$2,047,415	$353,137	$267,704	$295,686	$156,734
Accelerated performance share units(7)	$1,339,981	$0	$0	$0	$0

Total	$3,387,396	$353,137	$267,704	$295,686	$156,734
Disability
Accelerated time-based stock options(4)	$0	$0	$0	$0	$0
Accelerated performance-based stock options(5)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(6)	$2,047,415	$353,137	$267,704	$295,686	$156,734
Accelerated performance share units(7)	$1,339,981	$0	$0	$0	$0

Total	$3,387,396	$353,137	$267,704	$295,686	$156,734
Change in Control with Involuntary Termination or Voluntary with Good Reason
Cash severance payment(8)	$7,560,000	$2,508,000	$2,185,000	$2,090,000	$1,425,000
Health Benefits(9)	$54,529	$27,770	$27,770	$36,560	$31,668
Retirement Benefits(10)	$384,300	$204,960	$182,350	$113,000	$86,400
Accelerated time-based stock options(11)	$0	$0	$0	$0	$0
Accelerated performance-based stock options(11)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(11)	$2,228,874	$353,137	$267,704	$295,686	$156,734
Accelerated performance share units(11)	$2,249,205	$86,141	$65,881	$54,866	$54,051
Modified Gross-Up(12)	$0	$0	$0	$0	$0

Total	$12,476,909	$3,180,009	$2,728,706	$2,590,112	$1,753,852

Notes:

(1)
The values in this table reflect estimated payments associated with various termination scenarios; assumes a stock price of $35.42 (based on the closing price of OSG stock as of 2010 fiscal year end, except where otherwise noted) and includes all outstanding grants through the assumed termination date of December 31, 2010; actual value will vary based on changes in the Corporation's stock price.

(2)
Cash severance equal to two times the Named Executive Officer's annual salary

(3)
Continued healthcare coverage for up to 18 months.

(4)
Under the 2004 Stock Incentive Plan, all unvested time-based options are forfeited upon an involuntary termination, death, Disability or retirement except for one grant made on February 15, 2007 to Mr. Arntzen. The stock option will vest based on the period of service from the grant date through the termination date if Mr. Arntzen is terminated due to involuntary termination, death or Disability.

(5)
Mr. Arntzen received performance-based stock options on February 15, 2007 under the 2004 Stock Incentive Plan. The stock options will vest based on the period of service from the grant date through the termination date if Mr. Arntzen's employment is terminated due to involuntary termination, death or Disability provided the Compensation Committee determines that the performance goals would likely have been achieved. (This table assumes the Committee would reach this conclusion).

(6)
Under the 2004 Stock Incentive Plan, only unvested time-based restricted stock awarded in 2006 and later accelerates upon an involuntary termination or termination due to death, Disability or retirement. The time-based restricted stock award granted to Mr. Arntzen on February 17, 2007 will vest only based on the period of service from the grant date through the termination date if Mr. Arntzen's employment is terminated due to involuntary termination, death or Disability. The value represents the closing price of the Corporation's stock on December 31, 2010 ($35.42) multiplied by the number of shares that vest. All other unvested restricted stock are forfeited.

(7)
Mr. Arntzen received a performance restricted stock unit award on February 15, 2007 under the 2004 Stock Incentive Plan. The performance restricted stock unit will vest based on the period of service from the grant date through the termination date if Mr. Arntzen's employment is terminated due to involuntary termination, death or Disability provided the Compensation Committee determines that the performance goals would likely have been achieved. (This table assumes the Committee would reach this conclusion).

(8)
Cash severance for termination following a change of control is equal to the sum of the executive's annual salary plus target annual bonus times the executive's severance multiple as follows: three times for Mr. Arntzen and two times for Messrs. Itkin, Johnston, Berglund and Blackley.

(9)
Continued healthcare coverage for termination following a change of control for up to 24 months for Messrs. Itkin, Johnston, Berglund and Blackley and 36 months for Mr. Arntzen.

(10)
Continued employer contributions under any qualified or nonqualified defined contribution pension plan or arrangement equal to 24 months for Messrs. Itkin, Johnston, Berglund and Blackley and 36 months for Mr. Arntzen.

(11)
Under the 2004 Stock Incentive Plan, all unvested options and restricted stock vest upon a change of control regardless of whether a termination has occurred. Note that the performance-based options and performance shares granted to Mr. Arntzen in 2007 will only accelerate if the Compensation Committee determines that the performance goals would likely be achieved. (This table assumes the Compensation Committee would reach this conclusion). The stock option value represents the intrinsic value (based on a $35.42 stock price, the closing price of the Corporation's stock as of 2010 fiscal year end) of unvested stock options that would vest in the event of a change of control. The restricted stock (including performance shares) value is equal to the number of shares that vest multiplied by $35.42.

(12)
The Corporation provides a gross up to cover excise taxes only if the parachute payments exceed 110% of the safe harbor amount. None of the Named Executive Officers are subject to excise taxes.

 DIRECTOR COMPENSATION

        The Board of Directors believes that the fees that are paid to its non-management directors are reasonable and competitive with the fees paid to non-management directors of comparable companies. In order to demonstrate the Board's commitment to reducing the Corporation's general and administrative costs, on June 9, 2009 the Board approved the reductions in cash fees listed below payable to the Corporation's non-management directors, effective for the one year period from July 1, 2009 to June 30, 2010. On March 2, 2010, the Board approved a one year extension of the reductions until June 30, 2011 and on March 15, 2011, the Board approved an additional one year extension of the reductions until June 30, 2012.

  •
  Annual retainer, payable quarterly, reduced by $5,000 to $45,000 from $50,000.

  •
  Compensation Committee meeting fee reduced by $500 per meeting to $1,500 per meeting from $2,000 per meeting.

  •
  Corporate Governance and Nominating Committee meeting fee reduced by $1,000 per meeting to $1,000 per meeting from $2,000 per meeting.

  •
  Annual retainer, payable quarterly, for the Chairman of the Corporate Governance and Nominating Committee reduced by $2,500 to $5,000 from $7,500.

  •
  Annual retainer, payable quarterly, for the nonexecutive Chairman of the Board reduced by $12,500 to $112,500 from $125,000.

        During 2010, non-management directors received a fee of $2,000 for each meeting of the Board of Directors they attended. The Chairmen of the Audit Committee and the Compensation Committee received an additional fee of $15,000 per year and $10,000 per year, respectively, payable quarterly. Each member of the Audit Committee received a fee of $2,000 for each meeting of the Audit Committee the member attended.

        Under the 2004 Stock Incentive Plan, the Board has the discretion to grant various types of equity-based awards to non-employee directors. On June 2, 2010, the Board granted 2,537 restricted stock units to each continuing non-employee director of the Corporation under the 2004 Stock Incentive Plan, which units awarded to each director on the grant date had a market value of $99,983. Each restricted stock unit represents a contingent right to receive one share of Common Stock upon such non-employee director's termination of service as a Board member. One-quarter of the restricted stock units vest on each of (i) the earlier of (a) the first anniversary of the grant date and (b) the next annual meeting of the Corporation's stockholders and (ii) the second, third and fourth anniversaries of the grant date provided that if a non-employee director ceases to be a director on or after the first vesting date for any reason other than for Cause the non-employee director automatically vests in the remaining unvested restricted stock units. The restricted stock units have no voting rights, may not be transferred or otherwise disposed while the holder is a director and pay dividends in the form of additional restricted stock units at the same time dividends are paid on the Common Stock in an amount equal to the result obtained by dividing (i) the product of (x) the amount of units owned by the holder on the record date for the dividend on the Common Stock times (y) the dividend per share on the Common Stock by (ii) the closing price of a share of Common Stock on the payment date for the dividend on the Common Stock, which restricted stock units vest immediately upon payment.

        Effective July 1, 2008, the Board adopted the Overseas Shipholding Group, Inc. Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan") to provide an opportunity for directors of the Corporation who are not employees of the Corporation or a subsidiary to defer all or a portion of their "eligible director fees" in the form of cash. Such directors may elect to invest the deferred fees in a cash account and/or in Common Stock of the Corporation in the form of a unit measurement called a "phantom share." A phantom share is the equivalent of one share of the

Corporation's common stock. The Corporation believes that the Deferred Compensation Plan enhances the Corporation's ability to attract and retain directors of outstanding competence.

        "Eligible director fees" invested in the cash account earn interest quarterly at a rate equal to the Corporation's then long-term borrowing rate under the Corporation's principal credit facility. Each phantom share is credited with the same cash dividend as is paid on a share of Common Stock at the same time such cash dividend is paid and is deemed reinvested in phantom shares (based on the fair market value of a share of common stock on the date the cash dividend is paid). Shares of Common Stock available for issuance under the Deferred Compensation Plan will be issued from treasury shares. For 2010, Messrs. Batkin, Coleman, Fribourg, Merkin, Oudi Recanati and Vettier elected to participate in the Deferred Compensation Plan.

        The following table shows the total compensation paid to the Corporation's non-employee directors for the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
G. Allen Andreas III	71,000	99,983	—	—	170,983
Alan R. Batkin	64,000	99,983	—	—	163,983
Thomas B. Coleman	68,000	99,983	—	—	167,983
Charles A. Fribourg	80,000	99,983	—	—	179,983
Stanley Komaroff	74,000	99,983	—	—	173,983
Solomon N. Merkin	64,000	99,983	—	—	163,983
Joel I. Picket	71,000	99,983	—	—	170,983
Ariel Recanati	71,000	99,983	—	—	170,983
Oudi Recanati	78,000	99,983	—	—	177,983
Thomas F. Robards	84,000	99,983	—	—	183,983
Jean-Paul Vettier	69,000	99,983	—	—	168,983
Michael J. Zimmerman	194,000	99,983	—	—	293,983

(1)
Consists of annual Board fees, Board Chairman and committee Chairman fees, and Board and committee meeting fees.

(2)
On June 2, 2010, each director was granted 2,537 restricted stock units under the 2004 Stock Incentive Plan having a fair market value on the date of grant of $99,983.

(3)
The following directors participated in the Deferred Compensation Plan for 2010 and deferred the amounts set forth next to their names: Messrs. Batkin—$64,000, Coleman—$68,000, Fribourg—$80,000, Merkin—$64,000, Oudi Recanati—$78,000 and Vettier—$34,500.

(4)
Under the Deferred Compensation Plan, each phantom share is credited with dividends payable in the form of additional phantom shares as described in the paragraph preceding this table.

        The table below shows for each nonemployee director the aggregate number of shares of Common Stock underlying unexercised options at December 31, 2010. All options were fully exercisable at December 31, 2010. At December 31, 2010, each nonemployee director held 5,287 unvested restricted stock units.

Name	Number of Securities Underlying Unexercised Options
G. Allen Andreas III	7,500
Alan R. Batkin	4,000
Thomas B. Coleman	8,500
Charles A. Fribourg	4,000
Stanley Komaroff	1,000
Solomon N. Merkin	4,000
Joel I. Picket	3,000
Ariel Recanati	2,000
Oudi Recanati	4,000
Thomas F. Robards	7,500
Jean-Paul Vettier	7,500
Michael J. Zimmerman	4,000

Director Stock Ownership Guidelines

        The Corporation encourages stock ownership by directors in order to more strongly align interests of directors with the long-term interests of the Corporation's stockholders. To further stock ownership by directors, the Board believes that regular grants of equity compensation should be a significant component of director compensation. The Corporate Governance Guidelines provide that each non-management director is expected to own shares of common stock (including restricted stock units convertible into shares of common stock and stock option holdings) with a market value of at least five times his or her annual base cash retainer (currently a minimum total market value of $225,000). New non-management directors have five years to achieve this target ownership threshold. Directors serving in March 2010, the time this ownership requirement was first adopted, have until March 2013 to achieve this target ownership level.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Corporation's directors, executive officers and any persons holding more than 10 percent of the Corporation's Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the SEC. Based on material provided to the Corporation, all such reports were filed on a timely basis in 2010, except for a late filing by Mr. Charles Fribourg, a director, relating to purchases made on the same date by an entity in which Mr. Fribourg has an interest. This failure to file a timely report was inadvertent.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers as independent registered public accounting firm for the Corporation and its subsidiaries for the year 2011, subject to the ratification of the stockholders at the Annual Meeting. If the appointment is not ratified by stockholders, the selection of the Corporation's independent registered public accounting firm will be reconsidered by the Audit Committee.

        PricewaterhouseCoopers LLP, a well known and well qualified firm of public accountants, served as the independent registered public accounting firm of the Corporation for the past two years. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be afforded an opportunity to make a statement, as well as be available to respond to appropriate questions submitted by stockholders.

        Audit Fees.    Audit fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2010 and 2009 for professional services rendered for the audit of the Corporation's annual financial statements for the year ended December 31, 2010 and 2009, the review of the financial statements included in the Corporation's Forms 10-Q, Sarbanes-Oxley Section 404 attestation procedures, statutory financial audits for the Corporation's subsidiaries as well as those services that only the independent registered public accounting firm reasonably could have provided and services associated with documents filed with the SEC and other documents issued in connection with securities offerings, were $1,033,207 and $932,000, respectively.

        Audit-Related Fees.    Audit-related fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2010 and 2009 for matters related to public offerings and accounting consultations related to accounting, financial reporting or disclosure matters, not classified as "Audit services", were $150,000 and $60,500, respectively.

        Tax Fees.    Total fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2010 and 2009 for each of the Corporation and OSG America L.P. for the preparation of tax returns, including foreign tax returns, and tax planning were $1,329,649 and $792,500, respectively.

        All Other Fees.    Total other fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2010 were $13,633, all of which were for advice in connection with a report of a nonfinancial nature. During 2009, no services were performed by, or fees incurred to, PricewaterhouseCoopers LLP other than as described above.

        The Audit Committee considered whether the provision of services described above under "Tax Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        The Audit Committee has established policies and procedures for pre-approving audit and permissible non-audit work performed by its independent registered public accounting firm. As set forth in the pre-approval policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add or subtract to the list of general pre-approved services from time to time, based on subsequent determinations. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In each case, the Audit Committee sets a specific annual limit on the amount of such services the Corporation could obtain from its independent registered public accounting firm without seeking specific approval, and requires management to report each specific engagement to the Audit Committee on a quarterly basis.

AUDIT COMMITTEE REPORT

        Management has primary responsibility for maintaining effective internal control over financial reporting, for assessing the effectiveness of internal control over financial reporting and for preparation of the consolidated financial statements of the Corporation. The Corporation's independent registered public accounting firm is responsible for performing independent audits of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the

United States and the effectiveness of the Corporation's internal control over financial reporting based on criteria established by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Board has adopted a written Audit Committee Charter which is posted on the Corporation's website at www.osg.com.

        In fulfilling its oversight responsibilities, the Audit Committee has met and held discussions with management and the Corporation's independent registered public accounting firm concerning the quality of the accounting principles, the reasonableness of significant judgments and the adequacy of disclosures in the financial statements. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with management and the Corporation's independent registered public accounting firm. The Audit Committee further discussed with the Corporation's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended and PCAOB Accounting Standard No. 5, "An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements". The Audit Committee met six times during 2010. The members of the Audit Committee are considered to be independent because they satisfy the independent requirements for Board of Directors members prescribed by the NYSE listing standards and Rule 10A-3 under the 1934 Act.

        The Corporation's independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent registered public accounting firm their independence and considered the compatibility of nonaudit services with the registered public accounting firm's independence.

        The Committee also reviewed management's report on its assessment of the effectiveness of the Corporation's internal control over financial reporting and the Corporation's independent registered public accounting firm's report on the effectiveness of the Corporation's internal control over financial reporting.

        Based upon the Audit Committee's discussions with management and the Corporation's independent registered public accounting firm, the Audit Committee's review of the representations of management, the certifications of the Corporation's chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002, and the report and letter of the independent registered public accounting firm provided to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements and management's assessment of the effectiveness of the Corporation's internal control over financial reporting referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Audit Committee: Thomas F. Robards, Chairman G. Allen Andreas, III Joel I. Picket Ariel Recanati

        In accordance with the rules of the SEC, the Audit Committee report does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the 1933 Act or the 1934 Act.

 ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required, by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), stockholders are being provided the opportunity to cast an advisory vote on the compensation of the Named Executive Officers for 2010 as described on pages 18-47 of this proxy statement in the section titled "Executive Compensation", including the Compensation Discussion and Analysis.

        As more fully described in the Compensation Discussion and Analysis, the Corporation's executive compensation program is designed to promote the following objectives:

  •
  Retain, motivate, attract, reward and develop high quality, high performing executives who are effective leaders and encourage their long-term tenure with the Corporation so that their talent and expertise should enable the Corporation to create long-term stockholder value;

  •
  Compensate executives directly based upon the value of their individual contributions in achieving corporate goals and objectives;

  •
  Align incentive compensation with performance measures that motivate executives to maximize stockholder value; and

  •
  Structure total compensation to reward both short-term results and long-term strategic contributions necessary for sustained business performance based on the traditional compensation elements of base salary, annual cash incentives, long-term equity awards and employee benefits but placing a greater emphasis on pay for performance by allocating a larger portion of total compensation "at risk" in the form of annual cash incentives and equity awards which vest over a multi-year period.

        The Compensation Committee and the Board of Directors believe that the design of the executive compensation program, and hence the compensation awarded to the Named Executive Officers, fulfills these objectives.

        Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement and the accompanying compensation tables and narrative which describe in detail how the Corporation's compensation policies and procedures implement the Corporation's compensation philosophy and disclose the compensation paid to the Named Executive Officers for 2010.

        Accordingly, at the Annual Meeting of Stockholders, stockholders will be asked to vote on the following resolution:

          RESOLVED, that the stockholders of the Corporation hereby approve, in an advisory vote, the compensation of the Named Executive Officers for 2010 as described in the Compensation Discussion and Analysis section and in the accompanying compensation tables and narrative in the Corporation's Proxy Statement for the 2011 Annual Meeting of Stockholders.

        As an advisory vote, the results of the vote will not be binding on the Board of Directors or the Corporation. However, the Board and the Compensation Committee value the opinion of the Corporation's stockholders and will consider the outcome of the vote when making future decisions on the compensation of the Named Executive Officers and the Corporation's executive compensation principles, policies and procedures. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve the resolution.

        The Board of Directors recommends that stockholders vote "FOR" advisory approval of the resolution set forth above concerning the compensation of the Named Executive Officers for 2010 as disclosed in this proxy statement.

 ADVISORY VOTE ON THE PREFERRED FREQUENCY OF FUTURE
STOCKHOLDER ADVISORY VOTES ON COMPENSATION FOR
THE NAMED EXECUTIVE OFFICERS

        In addition to the stockholder advisory vote on the compensation of the Named Executive Officers as set forth above, the Dodd-Frank Act requires that stockholders be given the opportunity to vote, on an advisory and non-binding basis, whether the preferred frequency of the stockholder advisory vote on the compensation of the Named Executive Officers should be every one, two or three years (commonly known as the "frequency of say-on-pay" proposal). Stockholders may also abstain from this vote. This advisory frequency vote is required once every six years beginning with the 2011 Annual Meeting of Stockholders.

        After careful consideration, the Board of Directors has determined that future stockholder advisory votes on the compensation of the Named Executive Officers should be conducted once every three years as the Board of Directors believes that determining whether executive compensation has been properly calibrated to Corporation performance is best viewed over a multi-year period rather than any single year. A single year may be impacted by various factors such as difficulty in forecasting and changes in the global economic environment. The need for a time period longer than one or two years for analysis is particularly warranted in times of highly volatile economic conditions such as the Corporation has experienced over the last two fiscal years. Further, the Board of Directors believes that a triennial vote is appropriate as the Corporation's compensation programs do not significantly change from year to year and instead are designed to reward and incentivize the Corporation's long-term performance. A three year time horizon will provide stockholders with a long-term view of whether the Corporation's executive compensation program is achieving its objectives. This long-term view is especially important since the Corporation's business is cyclical and stockholders need sufficient time to evaluate the Corporation's overall compensation philosophy, policies and practices in the context of the Corporation's long-term business results. In addition, because the Summary Compensation Table provides three years of compensation history, stockholders can compare compensation and performance trends since the last stockholder advisory vote.

        The Compensation Committee and the Board of Directors continuously evaluate the Corporation's executive compensation programs and make prudent changes when necessary to ensure alignment with stockholder interests. A triennial vote will provide the Compensation Committee sufficient time to thoughtfully consider stockholders views, implement prudent changes and evaluate the success of these changes. This is demonstrated by the introduction in 2010 of performance units for which the number of shares of the Corporation's common stock awarded depends upon changes in the performance of the Corporation's common stock as compared with restricted stock awards for which the number of shares is fixed at the time of grant. While the value of both performance units and restricted stock are linked to the price of the Corporation's common stock, the impact of changes in the value of the Corporation's common stock is greater on the value of the performance units. While the Compensation Committee believes that the award of performance shares more closely aligns the compensation of the NEOs with the long-term interests of stockholders, the actual value of the performance shares as a means of compensating the NEOs will be determined over a number of years. In addition, the foundation of the Corporation's long-term incentive program is an evaluation of performance over a multi-year period. For example, the Compensation Committee awards grants of restricted stock that vest over four years, stock options that vest over three years and performance units that vest in three years and are subject to forfeiture or reductions in the award if certain financial metrics are not met.

        The Compensation Committee, composed entirely of independent directors, establishes the compensation for the Named Executive Officers, and the Corporation's executive compensation program is underpinned by strong governance features, including an incentive compensation recoupment policy and stock ownership requirements. Stockholders can provide their views of executive compensation matters to the Corporation during the interval between stockholder advisory votes. All of these policies and governance features ensure that executive compensation continues to align appropriately with long-term stockholder interests and the Corporation's performance in years when no stockholder advisory vote is presented.

        The Board of Directors understands that stockholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and the Board will carefully review the voting results on this proposal.

        Stockholders are being asked to vote on the following resolution:

          RESOLVED, that stockholders of the Corporation recommend, on an advisory basis, whether the preferred frequency of future stockholder advisory votes on the Named Executive Officer compensation disclosed in the Corporation's Proxy Statement should be every one, two or three years.

        Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain.

        This advisory vote on the preferred frequency of future stockholder advisory votes on the compensation of the Named Executive Officers is nonbinding. Notwithstanding the recommendation of the Board of Directors and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to the executive compensation program.

        The Board of Directors recommends that stockholders vote "3 YEARS" as the preferred frequency of the say-on-pay proposal.

 PROPOSALS FOR 2012 MEETING

        Any proposals of stockholders that are intended to be presented at the Corporation's 2012 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices no later than December 31, 2011, and must comply with all other applicable legal requirements, in order to be included in the Corporation's proxy statement and form of proxy for that meeting.

        Stockholders who wish to propose a matter for action at the Corporation's 2012 Annual Meeting, including the nomination of directors, but who do not wish to have a proposal or nomination included in the proxy statement, must notify the Corporation in writing of the information required by the provisions of the Corporation's amended and restated by-laws dealing with stockholder proposals. The notice must be delivered to the Corporation's Corporate Secretary between March 7, 2012 and April 7, 2012. Stockholders can obtain a copy of the Corporation's amended and restated by-laws by writing the Corporate Secretary at the following address: Corporate Secretary, Overseas Shipholding Group, Inc., 666 Third Avenue, New York, New York 10017.

GENERAL INFORMATION

        The Board of Directors is not aware of any matters to be presented at the meeting other than those specified above. If any other matter should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment.

        All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Corporation at or prior to the meeting, will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted for the election of directors, for the ratification of the appointment of Pricewaterhouse Coopers LLP as the Corporation's independent registered public accounting firm for 2011, for the approval, in an advisory vote, of the compensation of the Named Executive Officers for 2010 as described in the Compensation Discussion and Analysis section and in the accompanying compensation tables and narrative in this proxy statement and for a three year frequency as the preferred frequency of the say-on-pay proposal. Under Delaware law and the Corporation's Certificate of Incorporation and By-Laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for 2011 requires the affirmative vote (in person or by proxy) of the holders of a majority of the shares of the Common Stock entitled to vote present or represented at the Annual Meeting. The advisory votes on approval of the compensation to the Named Executive Officers for 2010 and on the preferred frequency for when stockholders vote on compensation for the Named Executive Officers are non-binding, but the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company's compensation program. Shares represented by proxies or ballots withholding votes from one or more directors will not be counted in the election of that director but will be counted for purposes of determining a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining the number of votes cast. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current applicable rules, unless provided with voting instructions, a broker cannot vote shares for the election of directors, or on the advisory votes concerning the approval of the compensation of the Named Executive Officers for 2010 and the preferred frequency for when stockholders vote on compensation for the Named Executive Officers.

        If you are a participant in the Savings Plan of the Corporation (the "Savings Plan") and hold Common Stock in the Savings Plan, shares of Common Stock which are held for you under the Savings Plan, as applicable, may be voted through the proxy card accompanying this mailing. The Savings Plan is administered by Vanguard Fiduciary Trust Company, as Trustee. The Trustee, as the stockholder of record of the Common Stock held in the Savings Plan, will vote the shares held for you in accordance with the directions you give by voting online or by completing and returning a proxy card if you received one. If the Trustee does not receive instructions to the voting of the shares of Common Stock held under the Savings Plan, the Trustee will vote the shares in the same proportion as it votes shares as to which directions have been received.

        The cost of soliciting proxies for the meeting will be borne by the Corporation. Innisfree M&A Incorporated has been retained by the Corporation to assist with the solicitation of votes for a fee of $7,500 plus reimbursement of expenses to be paid by the Corporation. The Corporation will also reimburse brokers and others who are only record holders of the Corporation's shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares. Directors and officers of the Corporation may solicit proxies personally or by telephone or facsimile but will not receive additional compensation for doing so.

        The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is available at http:/www.osg.com/proxy. The Annual Report does not form part of this Proxy Statement.

By order of the Board of Directors,
JAMES I. EDELSON
Senior Vice President, General Counsel and Secretary

New York, N.Y.
April 28, 2011

OVERSEAS SHIPHOLDING GROUP, INC.

666 THIRD AVENUE - 5TH FLOOR

NEW YORK, NY 10017

ATTN: SECRETARY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 6, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 6, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M35251-P11859	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVERSEAS SHIPHOLDING GROUP, INC.			For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	Election of Directors
Nominees:
	01)	Morten Arntzen
	02)	Oudi Recanati
	03)	G. Allen Andreas III
	04)	Alan R. Batkin
	05)	Thomas B. Coleman
	06)	Charles A. Fribourg
	07)	Stanley Komaroff
	08)	Solomon N. Merkin
	09)	Joel I. Picket
	10)	Ariel Recanati
	11)	Thomas F. Robards
	12)	Jean-Paul Vettier
	13)	Michael J. Zimmerman

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year 2011;	☐	☐	☐

3.	Approval by an advisory vote of the compensation paid to the Named Executive Officers of the Corporation for 2010 as described in the Corporation’s Proxy Statement;	☐	☐	☐

The Board of Directors recommends you vote three (3) years on the following proposal:

	3 Years	2 Years	1 Year	Abstain

4.

Recommend by an advisory vote whether the preferred frequency of future stockholder advisory votes on the compensation paid to the Named Executive Officers as described in the Corporation’s Proxy Statement should be every 1, 2 or 3 years.

	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name (or names) appear(s) above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report With Form 10-K Wrap are available at www.proxyvote.com.

You may access the proxy statement and the Corporation’s 2010 Annual Report at http://www.osg.com/proxy.

M35252-P11859

OVERSEAS SHIPHOLDING GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 7, 2011

The undersigned hereby appoints MORTEN ARNTZEN and SOLOMON N. MERKIN, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the offices of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Tuesday, June 7, 2011 at 2:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,FOR THE APPROVAL BY AN ADVISORY VOTE OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR 2010 AS DESCRIBED IN THE CORPORATION’S PROXY STATEMENT, FOR 3 YEARS AS THE PREFERRED FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE CORPORATION’S PROXY STATEMENT AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

OVERSEAS SHIPHOLDING GROUP, INC.

666 THIRD AVENUE - 5TH FLOOR

NEW YORK, NY 10017

ATTN: SECRETARY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 2, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 2, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M35253-P11859	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVERSEAS SHIPHOLDING GROUP, INC.			For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	Election of Directors
Nominees:
	01)	Morten Arntzen
	02)	Oudi Recanati
	03)	G. Allen Andreas III
	04)	Alan R. Batkin
	05)	Thomas B. Coleman
	06)	Charles A. Fribourg
	07)	Stanley Komaroff
	08)	Solomon N. Merkin
	09)	Joel I. Picket
	10)	Ariel Recanati
	11)	Thomas F. Robards
	12)	Jean-Paul Vettier
	13)	Michael J. Zimmerman

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year 2011;	☐	☐	☐

3.	Approval by an advisory vote of the compensation paid to the Named Executive Officers of the Corporation for 2010 as described in the Corporation’s Proxy Statement;	☐	☐	☐

The Board of Directors recommends you vote three (3) years on the following proposal:

	3 Years	2 Years	1 Year	Abstain

4.

Recommend by an advisory vote whether the preferred frequency of future stockholder advisory votes on the compensation paid to the Named Executive Officers as described in the Corporation’s Proxy Statement should be every 1, 2 or 3 years.

	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name (or names) appear(s) above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report With Form 10-K Wrap are available at www.proxyvote.com.

You may access the proxy statement and the Corporation’s 2010 Annual Report at http://www.osg.com/proxy.

M35254-P11859

OVERSEAS SHIPHOLDING GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 7, 2011

The undersigned hereby appoints MORTEN ARNTZEN and SOLOMON N. MERKIN, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the offices of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Tuesday, June 7, 2011 at 2:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL BY AN ADVISORY VOTE OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR 2010 AS DESCRIBED IN THE CORPORATION’S PROXY STATEMENT, FOR 3 YEARS AS THE PREFERRED FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE CORPORATION’S PROXY STATEMENT AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the OSG SHIP MANAGEMENT, INC. SAVINGS PLAN (the Plan). This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 PM EDT on June 2, 2011, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side